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                              AMENDED AND RESTATED


                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                       NETVOICE TECHNOLOGIES CORPORATION,

                        BG MEDIA INTERMEDIATE FUND L.P.,

                              NV INVESTMENTS, L.P.,

                           PARIBAS NORTH AMERICA, INC.

             AND THE OTHER INVESTORS LISTED ON THE SCHEDULES HERETO



                            Dated as of July 28, 2000






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



                          SECURITIES PURCHASE AGREEMENT

                                TABLE OF CONTENTS


                                                                                                               Page

SECTION 1.        Definitions.....................................................................................1

SECTION 2.        Authorization of the Series A Preferred Shares and Warrants and Reservation of Reserved Shares..7

SECTION 3.        Issuance of the Series A Preferred Shares and Warrants..........................................7

SECTION 4.        Closing; Delivery...............................................................................8
         4.1.     Time and Place..................................................................................8
         4.2.     Delivery........................................................................................8

SECTION 5.        Representations and Warranties of the Corporation...............................................8
         5.1.     Organization....................................................................................9
         5.2.     Capitalization; Ownership of Shares of Common Stock; Rights of Others...........................9
         5.3.     Equity Investments.............................................................................11
         5.4.     Financial Information and SEC Reports..........................................................11
         5.5.     Absence of Undisclosed Liabilities.............................................................12
         5.6.     Absence of Changes.............................................................................12
         5.7.     Tax Matters....................................................................................13
         5.8.     Property.......................................................................................14
         5.9.     Intellectual Property Rights...................................................................14
         5.10.    Litigation.....................................................................................17
         5.11.    No Defaults....................................................................................17
         5.12.    Labor Agreements and Actions...................................................................17
         5.13.    Compliance.....................................................................................18
         5.14.    Insurance......................................................................................18
         5.15.    Authorization; No Breach.......................................................................18
         5.16.    Authorization of Series A Preferred Shares and Reserved Shares.................................19
         5.17.    Offering Exemption.............................................................................19
         5.18.    No Governmental Consent or Approval Required...................................................19
         5.19.    Agreements.....................................................................................20
         5.20.    Offering of the Series A Preferred Shares......................................................20
         5.21.    Brokers........................................................................................20
         5.22.    Employee Benefits; ERISA.......................................................................21
         5.23.    Environmental Matters..........................................................................22
         5.24.    Disclosure.....................................................................................22
         5.25.    Registration Requirements......................................................................22
         5.26.    No Solicitation................................................................................22


                                     - i -




         5.27.    Integration....................................................................................22

SECTION 6.        Representations, Warranties and Covenants of the Investors.....................................23
         6.1.     General........................................................................................23
         6.2.     Additional Representation by Accredited Investors..............................................24

SECTION 7.        Conditions to Initial Closing..................................................................24
         7.1.     Conditions Precedent to Initial Investors' Obligations.........................................24
         7.2.     Conditions Precedent to Subsequent Investors' Obligations......................................26
         7.3.     Conditions Precedent to the Corporation's Obligations..........................................27

SECTION 8.        Covenants......................................................................................28
         8.1.     Access to Information..........................................................................28
         8.2.     Financial Reports..............................................................................28
         8.3.     Conduct of Business............................................................................29
         8.4.     Insurance......................................................................................29
         8.5.     Use of Proceeds................................................................................30
         8.6.     Reserve for Reserved Shares....................................................................30
         8.7.     Maintenance of Reporting Status; Supplemental Information......................................30
         8.8.     Rule 144.......................................................................................31
         8.9.     Notice of Events of Default; Litigation........................................................31
         8.10.    Maintenance of Existence; Properties and Franchises; Compliance with Law; Taxes; Insurance.....31
         8.11.    Compliance with Agreements.....................................................................32
         8.12.    Further Assurances.............................................................................32
         8.13.    Best Efforts...................................................................................32
         8.14.    Public Announcements...........................................................................33
         8.15.    Preemptive Rights..............................................................................33
         8.16.    Election of the BG Media Director..............................................................33
         8.17.    Committee and Subsidiary Representation........................................................34
         8.18.    Covenant to Vote...............................................................................34
         8.19.    Inconsistency with Articles of Incorporation or Bylaws; Termination of Provisions..............34
         8.20.    NASDAQ Listing; Directors and Officers Insurance...............................................35
         8.21.    Completion of the IPO..........................................................................35
         8.22.    Intellectual Property..........................................................................35
         8.23.    Share Certificates.............................................................................36

SECTION 9.        Fees...........................................................................................37

SECTION 10.       Exchanges; Lost, Stolen or Mutilated Certificates or Instruments...............................37

SECTION 11.       Survival of Representations, Warranties and Agreements, Etc....................................37


                                     - ii -


SECTION 12.       Indemnification................................................................................38
         12.1.    The Corporation's Obligations to Indemnify.....................................................38
         12.2.    Notice and Opportunity to Defend...............................................................38
         12.3.    Procedures for Claims by Parties...............................................................39

SECTION 13.       Appointment of Representative..................................................................40

SECTION 14.       Successors and Assigns; Parties in Interest....................................................42

SECTION 15.       Entire Agreement...............................................................................42

SECTION 16.       Notices........................................................................................42

SECTION 17.       Remedies.......................................................................................44

SECTION 18.       Changes........................................................................................44

SECTION 19.       Counterparts...................................................................................44

SECTION 20.       Headings.......................................................................................44

SECTION 21.       Nouns and Pronouns.............................................................................44

SECTION 22.       Governing Law..................................................................................44

SECTION 23.       Severability...................................................................................44

SECTION 24.       Jurisdiction...................................................................................44

SECTION 25.       Waiver of Trial by Jury........................................................................45


                                     - iii -



Exhibits:

EXHIBIT A                           Certificate of Designation

EXHIBIT B                           Form of EBITDA Warrant

EXHIBIT C                           Form of NASDAQ Warrant

EXHIBIT D                           Registration Rights Agreement

EXHIBIT E                           Regulated Investor Letter Agreement

EXHIBIT F                           Form of Opinion of Locke Liddell & Sapp, counsel for the Corporation


Schedules:

SCHEDULE 1                          Names and Addresses of BG Media Related Investors

SCHEDULE 2                          Names of Investors/Purchase Price


                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

                  THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of this 28th day of July, 2000, by and among NETVOICE
TECHNOLOGIES CORPORATION, a Nevada corporation (the "Corporation"), BG MEDIA INTERMEDIATE FUND L.P., a Delaware limited partnership ("BG Media"), the investors listed on Schedule I hereto as the Initial BG Media Related Investors (the "Initial BG Media Related Investors"), the Investors listed on Schedule I hereto as the Subsequent BG Media Related Investors (the "Subsequent BG Media Related Investors", and together with the Initial BG Media Related Investors , the "BG Media Related Investors"), NV INVESTMENTS, L.P., a Texas limited partnership ("NV Investments"), and PARIBAS NORTH AMERICA, INC., a Delaware corporation ("Paribas" and, together with BG Media, the BG Media Related Investors and NV Investments, and their respective transferees, the "Investors").

                                   WITNESSETH:

                  WHEREAS, the Corporation has issued to BG Media, the Initial BG Media Related Investors and NV Investments (the "Initial Investors"), and the Initial Investors have purchased, the Initial Series A Preferred Shares (as hereinafter defined), subject to the terms and conditions of the Securities Purchase Agreement dated as of June 30, 2000 (the "Original Agreement") among the Corporation and the Initial Investors;

                  WHEREAS, the Corporation intends to issue to Paribas and the Subsequent BG Media Related Investors (the "Subsequent Investors"), and the Subsequent Investors desire to purchase, the Subsequent Shares (as hereinafter defined), subject to the terms and conditions contained herein; and

                  WHEREAS, the Corporation and the Initial Investors desire to amend and restate the Original Agreement.

                  NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, receipt of which is mutually acknowledged, the parties hereto agree as follows:

                  SECTION 1. Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them elsewhere in this Agreement or as specified below:

                  "Action" shall have the meaning set forth in Section 5.10 hereof.

                  "Amendment" shall mean the Amendment to the Certificate of Designation filed July 26, 2000 with the Secretary of State of the State of Nevada.

                  "Amended   Certificate   of   Designation"   shall   mean  the
Certificate of Designation, as amended by the Amendment.

                  "Asserted  Liability"  shall  have the  meaning  set  forth in
Section 12.2(a) hereof.

                  "Audited  Balance  Sheet"  shall have the meaning set forth in
Section 5.5 hereof.

                  "BG Media Investors" shall mean BG Media, the BG Media Related Investors and any Person or Persons (including subsequent transferees of such Person or Persons) to whom BG Media or the BG Media Related Investors subsequently transfer any of their respective Shares.

                  "Certificate of Designation" shall mean the Certificate of Designation and Preferences of the Corporation establishing the terms and relative rights and preferences of the Series A Preferred Stock in the form attached hereto as Exhibit A and filed with the Secretary of State of the State of Nevada on June 29, 2000 as in effect prior to the filing and effectiveness of the Amendment.

                  "Claim  Response"  shall have the meaning set forth in Section
12.3 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   "Commission" shall mean the United States Securities and Exchange Commission.

                  "Common Stock" shall mean (a) the Corporation's Common Stock, par value $0.001 per share, as authorized under the Corporation's Articles of Incorporation, (b) any other capital stock of any class or classes (however designated) of the Corporation, authorized on or after the date of the Initial Closing, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference under the Articles of Incorporation (as the same may be further amended from time to time after the Initial Closing), and
(c) any other securities into which or for which any of the securities described in clause (a) or (b) of this definition may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  "Convertible Securities" shall mean any option (other than any option issued pursuant to the Corporation's stock option plans), warrant or share in the capital of the Corporation or any other security, including debt securities, which is convertible into, or exercisable or exchangeable for, shares of Common Stock, including the Series A Preferred Shares.

                  "Designated   Persons"  shall  mean  the  former  and  present
directors, officers and employees of, and consultants to, the Corporation.

                  "EBITDA Warrants" shall mean the Corporation's contingent warrants issued hereunder for Series A Preferred Stock or Common Stock in connection with the Initial Investment and the Subsequent Investment, substantially in the form attached hereto as Exhibit B.

                  "Employee  Benefit  Plan"  shall have the meaning set forth in
Section 5.22(a) hereof.

                  "Encom  Acquisition"  shall  have  the  meaning  set  forth in
Section 7.1(p) hereof.

                  "Environmental  Laws"  shall  have the  meaning  set  forth in
Section 5.13 hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean (i) any corporation included with the Corporation in a controlled group of corporations within the meaning of
Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with the Corporation within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which the Corporation is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of the Corporation under Section 414(o) of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "Exercised  Options"  shall  have  the  meaning  set  forth in
Section 7.1(q) hereof.

                  "Exercising Option Holders" shall mean William Bedri,  William
D. Yotty and Jim Chambas.

                  "Executive Compensation Plan" shall have the meaning set forth in Section 5.22(b) hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

                  "Hazardous Substances" shall mean any substance regulated under any federal, state or local environmental law or regulation.

                  "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

                  "Indemnified  Party"  shall  have  the  meaning  set  forth in
Section 12.1 hereof.

                  "Initial  Closing" shall have the meaning set forth in Section
4.1 hereof.

                  "Initial  Investment"  shall  have the  meaning  set  forth in
Section 3 hereof.

                  "Initial Shares" shall mean the shares of Series A Preferred Stock issued in connection with the Initial Investment.

                  "Intellectual Property" shall mean all industrial and intellectual property, including without limitation, Proprietary Information, patents, patent applications, patent rights, mask works, mask work applications, trademarks, trademark applications, trade names, trade dress, domain names, service marks, service mark applications, copyrights, copyright applications, industrial design rights and registrations and applications for registration of industrial designs, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae.

                  "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                  "IPO" shall mean an initial public offering by the Corporation of its shares of Common Stock after the date of the Original Agreement yielding net proceeds to the Corporation of at least $25,000,000

                  "Key Employee" shall mean individuals with whom the Corporation maintains, on the specified date, an employer-employee relationship and who are employed by the Corporation in any of the following capacities: the chairman of the board of directors, president, vice president, chief financial officer, treasurer, controller, secretary, any other executive officer of the Corporation, any position in which such an individual develops any intellectual property or has access to Proprietary Information or any other key employee of the Corporation, as designated by the Board of Directors.

                  "Leased  Real  Property"  shall have the  meaning set forth in
Section 5.8(a) hereof.

                  "Leases" shall have the meaning set forth in Section 5.8(a) hereof.

                  "Liens" shall mean any claim, lien, security interest, pledge, charge, conditional sale or other title retention agreement, lease, preemptive right, right of first refusal, option, restriction, license or other encumbrance of any kind.

                  "Litigation  Conditions"  shall have the  meaning set forth in
Section 12.2(b) hereof.

                  "Losses" shall have the meaning set forth Section 12.1 hereof.

                  "Material Adverse Effect" shall mean any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of a Material Adverse Effect, has or is reasonably likely to have, any material adverse effect on (i) the assets, liabilities, operations, business, prospects, results of operations, or condition (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole, (ii) the ability of the Corporation to consummate the transactions contemplated hereby or (iii) the ability of the Corporation or any subsidiary to continue to operate its business immediately after the Initial Closing or the Subsequent Closing in substantially the same manner as such business is conducted prior to the Initial Closing or the Subsequent Closing, as the case may be.

                  "NASDAQ Warrants" shall mean the Corporation's contingent warrants issued hereunder for Series A Preferred Stock or Common Stock in connection with the Initial Investment and the Subsequent Investment, substantially in the form attached hereto as Exhibit C.

                  "New Securities" means (i) any capital stock of the Corporation or its Subsidiaries issued after the date of the Original Agreement, including shares of Common Stock and Convertible Securities, or any other securities or other obligations of the Corporation or its Subsidiaries, including any equity or profit participation rights, whether now authorized or not, (ii) any rights, options, or warrants to purchase any such capital stock or rights, or to purchase any securities of any type whatsoever that are, or may become, convertible into any such capital stock, and (iii) any securities of any type whatsoever that are, or may become convertible into any such capital stock; provided, however, that "New Securities" will not include (A) securities offered to the public pursuant to a registration statement under the Securities Act, (B) shares of Common Stock and options to purchase such shares in an aggregate amount up to the greater of (1) 2,000,000 or (2) 10% of the outstanding shares of Common Stock of the Corporation, issued to officers, directors, employees or former employees of the Corporation or any of its Subsidiaries pursuant to any equity incentive plan, agreement or other arrangement, such number and amount to be appropriately adjusted in the event the Common Stock is subdivided into a greater number or combined into a lesser number, (C) the Series A Preferred Shares, (D) the Reserved Shares, (E) the EBITDA Warrants and the NASDAQ Warrants, and (F) securities issued for fair value and in connection with the acquisition of another entity by the Corporation or its Subsidiaries by merger, purchase of all or substantially all of such other entity's assets (or its division's) or by other similar reorganization.

                  "Non-Accredited Investors" shall mean those Investors who are not "accredited investors" within the meaning of Rule 501(a) under the Securities Act and who are designated on Schedule I as "Non-Accredited Investors."

                  "Person" shall mean and include an individual,  a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department, agency or political subdivision thereof and any other entity.

                  "Principal Investor" shall mean any Investor holding at the time of determination Shares with an initial purchase price hereunder of at least $1,000,000.

                  "Proprietary  Information"  shall  mean  all  customer  lists, source and object code, other software, databases and other collections and compilations of data, algorithms, architecture, structure, display screens, layouts, processes, inventions and technology (whether or not patentable), trade secrets, know-how, development tools and other proprietary rights owned by the Corporation and/or its Subsidiaries pertaining to any product or service manufactured, marketed or sold, or proposed to be manufactured, marketed or sold (as the case may be), by the Corporation or any of its Subsidiaries or used, employed or exploited in the development, license, sale, marketing or distribution or maintenance thereof, any other confidential and/or proprietary information, and all documentation and media constituting, describing or relating to the above, including without limitation, manuals, memoranda, know-how, notebooks, records and disclosures.

                  "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  "Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement among the Corporation and the other parties named therein, substantially in the form attached hereto as Exhibit D.

                  "Regulated Investor" shall mean Paribas and any other Investor which is subject to the provisions of Regulation Y promulgated by the Board of Governors of the Federal Reserve, or any successor thereto.

                  "Regulated Investor Letter Agreement" shall mean the Letter Agreement among the Corporation and the other parties named therein in the form attached hereto as Exhibit E.

                  "Reserved Shares" shall mean the shares of Common Stock or Series A Preferred Stock, as the case may be, reserved for issuance upon conversion of the Series A Preferred Shares or exercise of the Warrants.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "Series A Preferred Shares" shall mean the 4,398,658 shares of Series A Preferred Stock to be issued hereunder, as either Initial Shares or Subsequent Shares.

                  "Series A Preferred Stock" shall mean the Corporation's Series A Convertible Preferred Stock, par value $0.001 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Certificate of Designation prior to July 26, 2000 and in the Amended Certificate of Designation on and after July 26, 2000.

                  "Shares" shall mean (i) shares of Common Stock and Series A Preferred Stock issued to the Investors hereunder and (ii) any other shares in the capital of the Corporation hereafter acquired by an Investor, including shares issued upon conversion or exercise of any Convertible Security including the Series A Preferred Shares.

                  "Subsequent  Closing"  shall  have the  meaning  set  forth in
Section 4.1 hereof.

                  "Subsequent  Investment"  shall have the  meaning set forth in
Section 3 hereof.

                  "Subsequent   Shares"  shall  mean  the  shares  of  Series  A
Preferred Stock issued in connection with the Subsequent Investment.

                  "Subsidiary"  shall  mean  with  respect  to any  entity,  any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that entity or one or more of the other Subsidiaries of that entity or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that entity or one or more Subsidiaries of that entity or a combination thereof. For purposes hereof, an entity or entities shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such entity or entities shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

                  "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including without limitation income taxes, ad valorem taxes, excise taxes, withholding taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any law or other taxes, fees, assessments or charges of any kind whatsoever; and such terms shall include any interest, fines, penalties, assessments or additions to tax.

                  "Warrants" shall mean the Corporation's EBITDA Warrants and NASDAQ Warrants.

                  SECTION 2. Authorization of the Series A Preferred Shares and Warrants and Reservation of Reserved Shares. Subject to the terms and conditions hereof, the Corporation has authorized the issuance of the Series A Preferred Shares and the Warrants. The Corporation has also authorized the reservation of the Reserved Shares, for issuance upon conversion of the Series A Preferred Shares and exercise of the Warrants.

                  SECTION 3. Issuance of the Series A Preferred Shares and Warrants.

                  Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, (i) at the Initial Closing, the Corporation issued and sold to the Initial Investors in the aggregate 3,578,349 Series A Preferred Shares, 237,569 EBITDA Warrants and 201,020 NASDAQ Warrants upon payment of the aggregate purchase price therefor in the amount of $10,690,626.25 (the "Initial Investment") and (ii) at the Subsequent Closing, the Corporation shall issue and sell to the Subsequent Investors in the aggregate 820,309 Series A Preferred Shares, 46,106 EBITDA Warrants and 39,012 NASDAQ Warrants upon payment of the aggregate purchase price therefor in the amount of $2,606,001.50 (the "Subsequent Investment"), in each case as set forth on Schedule 2. Such 4,398,658 shares of Series A Preferred Stock issued in connection with the Initial Investment and the Subsequent Investment represent, in the aggregate, 21.3% (the "Series A Percentage") of the voting stock of the Corporation on a fully-diluted as-if-converted basis (i.e., 21.3% of all shares of Common Stock outstanding immediately after the Subsequent Closing and all shares of Common Stock underlying options, warrants (other than the Warrants), preferred shares or other interests outstanding immediately after the Subsequent Closing which are exercisable, convertible or exchangeable for shares of Common Stock or securities convertible into Common Stock). In the event that such 4,398,658 shares do not equal the Series A Percentage immediately after the Subsequent Closing as a result of the existence of any shares of Common Stock (or options or other interests exercisable, convertible or exchangeable for shares of Common Stock) prior to the Subsequent Closing which are not disclosed on Schedule 5.2, the Series A Preferred Shares issued and to be issued pursuant to this Section 3 shall be automatically increased (pro rata to each Investor and without any further action by the Investors) by that number of Series A Preferred Shares that when added to the Series A Preferred Shares which would otherwise be issued to the Investors pursuant to this Section 3 shall equal an amount of Series A Preferred Shares which represents the Series A Percentage immediately after the Subsequent Closing. Any such adjustment shall be made promptly upon determination of the discrepancy with the Series A Percentage, whether such determination is made before or after the Initial Closing or the Subsequent Closing.

                  SECTION 4. Closing; Delivery.

                  4.1. Time and Place. The initial closing of the transactions contemplated under this Agreement, at which the Initial Investment was made (the "Initial Closing"), took place at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas Texas 75201, at 10:00 a.m. on June 30, 2000. The subsequent closing of the transactions contemplated under this Agreement, at which the Subsequent Investment shall be made (the "Subsequent Closing" and, together with the Initial Closing, the "Closings") shall take place at such offices of Locke Liddell & Sapp LLP at 10:00 a.m. a date mutually agreed to by the parties hereto, but in any event not later than July 31, 2000, unless otherwise mutually agreed to by the parties hereto.

                  4.2. Delivery. At the Closings, the Corporation delivered and shall deliver, as the case may be, to each Investor (a) certificates registered in its name and for the number of Series A Preferred Shares set forth opposite such Investor's name on Schedule 2 hereto and (b) certificates registered in its name for the number of EBITDA Warrants and NASDAQ Warrants, if any, in each case as set forth opposite such Investor's name on Schedule 2, against payment of the aggregate purchase price, net of fees and expenses as set forth in Section 9 hereof, by wire transfer in immediately available funds to a single account designated by the Corporation, in each case as set forth on Schedule 1. Notwithstanding the foregoing, all EBITDA Warrants and NASDAQ Warrants issued and issuable to those BG Media Investors receiving Warrants hereunder were and shall be issued in global certificates in the name of BG Media on behalf of such BG Media Investors. In the event that any such Warrants become exercisable, the Corporation shall, at the request of any individual BG Media Related Investor, issue an individual warrant certificate to such BG Media Related Investor for the number of EBITDA Warrants or NASDAQ Warrants, as the case may be, if any, set forth opposite such BG Media Related Investor's name on Schedule 2.

                  SECTION 5. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Investors as follows (with all references below to "the Corporation" being deemed to also be references to the Subsidiaries of the Corporation, except in Sections 5.1, 5.2, 5.3, 5.4, 5.15, 5.16, 5.17 or 5.18):

                  5.1. Organization. The Corporation (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on its business as presently conducted and (c) is duly qualified as a foreign corporation and in good standing to do business in all such jurisdictions, if any, in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except for those jurisdictions in which failure to so qualify would not have a Material Adverse Effect. Each subsidiary of the Corporation (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on its business as presently conducted and (c) is duly qualified as a foreign corporation and in good standing to do business in all such jurisdictions, if any, in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except for those jurisdictions in which failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

                  5.2. Capitalization; Ownership of Shares of Common Stock; Rights of Others. (a) The authorized, issued and outstanding capital stock of the Corporation as of the date of the Initial Closing, before giving effect to the transactions contemplated hereby (including the Initial Investment), but after filing the Certificate of Designation, consisted of:

                  (i) 50,000,000 shares of preferred stock, of which 5,250,000 shares were designated Series A Preferred Stock and no shares were issued; and

                  (ii) 100,000,000 shares of Common Stock, of which (x) 13,285,558 shares were duly authorized, validly issued and outstanding (prior to taking into account the exercise of the Exercised Options), and fully paid and nonassessable, and (y) 2,997,542 shares were duly reserved for issuance in connection with the exercise of outstanding warrants, options and other convertible instruments, including the Exercised Options but excluding the convertible note issued in connection with the Encom Acquisition.

                  (b)  The   authorized   capital  stock  of  the   Corporation,
immediately upon the consummation of the transactions contemplated hereby at the Initial Closing, and giving effect thereto, consisted of:

                  (i) 50,000,000 shares of Preferred Stock, of which 5,250,000 shares were designated Series A Preferred Stock, consisting of (x) 3,578,349 shares which were duly authorized and validly issued to the Investors at the Initial Closing and were outstanding, fully paid and nonassessable and (y) 438,589 shares which were duly reserved for issuance in connection with the exercise of the Warrants; and

                  (ii) 100,000,000 shares of Common Stock, of which (w) 14,785,558 were duly authorized and validly issued and were outstanding (after taking into account the exercise of the Exercised Options), fully paid and nonassessable, (x) 4,904,309 shares were duly reserved for issuance in connection with the conversion of the Series A Preferred Shares, (y) 615,384 shares were duly reserved for issuance in connection with the exercise of the Warrants, and (z) 1,407,542 shares were duly reserved for issuance in connection with the exercise of outstanding warrants, options and convertible instruments (after taking into account the exercise of the Exercised Options and the issuance of the convertible note in connection with the Encom Acquisition) other than Series A Preferred Stock and the Warrants.

                  (c)  The   authorized   capital  stock  of  the   Corporation,
immediately upon the consummation of the transactions contemplated hereby at the Subsequent Closing, and giving effect thereto, shall consist of:

                  (i) 50,000,000 shares of Preferred Stock, of which 5,250,000 shares have been designated Series A Preferred Stock, consisting of (x) 4,398,658 shares which shall have been duly authorized and validly issued to the Investors and shall be outstanding, fully paid upon receipt of the purchase price pursuant to Section 4 hereof and nonassessable and (y) 523,707 shares which shall have been duly reserved for issuance in connection with the exercise of the Warrants; and

                  (ii) 100,000,000 shares of Common Stock, of which (w) 14,785,558 shares shall have been duly authorized and validly issued and will be outstanding, fully paid and nonassessable, (x) 4,398,658 shares shall have been duly reserved for issuance in connection with the conversion of the Series A Preferred Shares, (y) 523,707 shares shall have been duly reserved for issuance in connection with the exercise of the Warrants, and (z) 1,245,166 shares shall have been duly reserved for issuance in connection with the exercise of outstanding warrants, options and convertible instruments other than Series A Preferred Stock and the Warrants.

Other than as set forth above, there are no other shares of capital stock of the Corporation authorized or issued. None of the outstanding shares of the Corporation's capital stock have been issued in violation of any preemptive rights of stockholders and all such shares have been offered and sold pursuant to a valid exemption from registration under the Securities Act and otherwise in compliance with the Securities Act. Schedule 5.2 attached hereto contains a list of all outstanding warrants, options, agreements, convertible securities or other commitments (contingent or otherwise) pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock or other securities of the Corporation or any securities with profit participation features or any stock appreciation rights or phantom stock plans, which names all persons entitled to receive such shares or other securities and the shares of capital stock or other securities required to be issued thereunder. Except as set forth on Schedule 5.2 attached hereto, (x) there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to any provision of law, the Articles of Incorporation or Bylaws or any agreement or instrument to which the Corporation is a party, or otherwise, except as provided for by this Agreement, and (y) there is no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities) to which the Corporation is a party, or, to the Corporation's knowledge, to which any other Person is a party except as provided for by this Agreement or the Registration Rights Agreement. Except as provided for by this Agreement and the Registration Rights Agreement, no Person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including without limitation, debt securities) of the Corporation.

                  (d) Except pursuant to this Agreement, the Registration Rights Agreement or as set forth on Schedule 5.2 hereto, neither the Corporation, nor, to the knowledge of the Corporation, any stockholder of the Corporation nor any of his or her affiliates is a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any capital stock or equity securities of the Corporation, (ii) relating to the dividend or voting rights of any capital stock or equity securities of the Corporation or (iii) relating to rights to registration under the Securities Act of any capital stock or equity securities of the Corporation.

                  (e) No stockholder of the Corporation enjoys rights with respect to his or its securities of the Corporation in the nature of rights of first refusal, pre-emptive rights, tag-along rights, drag-along rights, rights to elect directors or other rights customarily contained in a stockholders agreement that are more favorable than those provided to the Investors hereunder, other than rights of transferability enjoyed by holders of non-restricted securities.

                  5.3. Equity Investments. Except as set forth on Schedule 5.3 hereto, the Corporation has never had, nor does it presently have, any Subsidiaries, nor has it owned, nor does it presently own or have any obligation or right to acquire, any capital stock or other proprietary interest or other voting control, directly or indirectly, in any corporation, association, trust, partnership, limited liability company, joint venture or other entity. The Subsidiaries are incorporated in the jurisdictions set forth on Schedule 5.3 and are wholly-owned by the Corporation. Except as set forth on Schedule 5.3, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which any shares or other securities of such Subsidiaries may be issued. All of the outstanding shares of capital stock of each subsidiary are validly issued, fully paid and nonassessable, and, except as set forth on Schedule 5.3, all such shares are directly or indirectly owned by the Corporation free and clear of any Lien and not subject to any option or right to purchase any such shares.

                  5.4. Financial Information and SEC Reports. The Corporation has timely filed all forms, reports and documents with the Commission required to be filed by it under the Exchange Act through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). The Corporation has delivered to the Investors true and complete copies of the SEC Reports, including the exhibits and incorporated documents. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein (the "Financial Statements", contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There has been no Material Adverse Effect since the date of the

Corporation's Report on Form 10-KSB for the fiscal year ended December 31, 1999, which has not been disclosed in the Corporation's SEC Reports or to the Investors in writing and, to the Corporation's knowledge, no fact or condition exists which might reasonably be expected to result in a Material Adverse Effect in the future. The audited and unaudited consolidated balance sheets of the Corporation and its Subsidiaries contained in the SEC Reports, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements are complete and correct in all material respects and fairly present the financial condition of the Corporation and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Indebtedness and liabilities of the Corporation and its Subsidiaries, fixed or contingent.

                  5.5. Absence of Undisclosed Liabilities. Except as disclosed on the face (i.e., not in the notes) of the Financial Statements, (a) the Corporation has no material liability of any nature (matured or unmatured, fixed or contingent) and (b) all liability reserves established by the Corporation are consistent with GAAP. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that have not been provided for consistent with GAAP on the December 31, 1999 balance sheet ("Audited Balance Sheet") contained in the Financial Statements.

                  5.6. Absence of Changes. Since December 31, 1999, there have been no material changes in the Corporation's accounting practice, procedures or policies. Except as and to the extent set forth on Schedule 5.6 or as contemplated hereby, since December 31, 1999, there has not been (a) any Material Adverse Effect or any change or occurrence which could reasonably be expected to have a Material Adverse Effect, (b) any borrowing or agreement to borrow any funds or any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Corporation, other than current liabilities or obligations incurred in the ordinary course of business,
(c) any asset or property of the Corporation made subject to a Lien, (d) any waiver of any material right of the Corporation, or the cancellation of any material debt or claim held by the Corporation, (e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities) of the Corporation, or any agreement or commitment therefor,
(f) any issuance of any stocks, bonds or other securities of the Corporation or options, warrants or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, (g) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation, except with respect to tangible assets in the ordinary course of business, (h) any loan or advance by the Corporation to, or guarantee for the benefit of, any Persons in excess of $25,000 in the aggregate, or any agreement or commitment therefor or any other transaction entered into or payment made by the Corporation with or to an officer, director, employee, stockholder (or any of their affiliates or relatives) or other affiliate of the Corporation, whether directly or indirectly, (i) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, property or business of the Corporation, (j) any change in any assumptions underlying or methods of calculating, any bad debt, contingency, tax or other reserves or any change in the accounting methods or practices followed by the Corporation, (k) any material change in the manner or timing of collecting accounts receivable or satisfying accounts payable, (l) any writing down of the value of any assets except in accordance with the Corporation's historical depreciation policy as reflected in the Financial Statements, consistently applied in accordance with past practice, (m) any acquisition of any material assets, securities or any business of any Person, (n) any entry by the Corporation into a transaction outside of the ordinary course of business of the Corporation, (o) any material adverse change or threat of any material adverse change in its relations with, or any loss or threat of loss of, any of its important suppliers, clients, distributors, brokers, employees, customers or subscribers, (p) any termination, cancellation or breach of any Contract (as defined in Section 5.18 hereof), whether by the Corporation or any other party thereto (other than a breach which could not reasonably be expected to materially impact the Corporation's rights or obligations under such Contract), (q) any grant of any material discounts or rebates or any lowering or reduction of the prices of any of its services, (r) any discharge or satisfaction of any Lien or payment of any obligation or liability, other than current liabilities paid in the ordinary course of business; (s) any sale, assignment or transfer of any of its tangible assets, except in the ordinary course of business, or any cancellation of any debts or claims; (t) any sale, assignment or transfer of any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or any disclosure of any proprietary confidential information to any Person other than disclosure subject to customary non-disclosure agreements; (u) any Investment in or any steps taken to incorporate any subsidiary; or (v) any commitment (contingent or otherwise) to do any of the foregoing.

                  5.7. Tax Matters. The Corporation has filed all foreign, federal, state, county and local reports and returns or extensions with respect to Taxes required to be filed with the appropriate governmental agencies in all jurisdictions in which such reports and returns are required to be filed and all such reports and returns are true, correct and complete in all material respects as filed. All Taxes required to have been paid or accrued by the Corporation for any tax period ended on or before December 31, 1999 have been fully paid or are adequately provided for on the Audited Balance Sheet as of December 31, 1999. Since December 31, 1999, the Corporation has not incurred any liability for Taxes other than as a result of the operation of its business in the ordinary course, consistent with past practice. To the Corporation's knowledge, no issues have been raised which are currently pending by the Internal Revenue Service or any other taxing authority concerning the Corporation's liability for Taxes, or the liability of any person whose liability for Taxes is determined by reference to the taxable income of the Corporation, and no waivers of statutes of limitations have been given or requested with respect to the Corporation or any such person. There is no tax lien of any kind outstanding against the assets, property, or business of the Corporation. All deficiencies asserted or assessments made by the Internal Revenue Service or by any other taxing authorities with respect to Taxes with respect to the Corporation have been fully paid or are adequately provided for on the Audited Balance Sheet as of December 31, 1999 and no proposed (but unassessed) additional Taxes have been asserted and the Corporation does not know of any set of circumstances which exists that could give rise to any claim for Taxes with respect to any period ending on or before the Closing Date. Since January 1, 1997, there have been no audits of the Corporation conducted by the

Internal Revenue Service. The Corporation: (i) has not elected to be treated as a collapsible corporation pursuant to Section 341(f) of the Code; and (ii) has not made any other elections pursuant to the Code (other than elections that relate solely to matters of accounting, depreciation, or amortization) that would have a Material Adverse Effect. The Corporation has not made any material payments, is not obligated to make any material payments and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Section 280G of the Code. The Corporation is not a party to any tax allocation or sharing agreement. The Corporation (i) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Corporation), and (ii) does not have any liability for the Taxes of any entity (other than the Corporation) under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  5.8. Property.

                  (a) The Corporation does not own any real property. The Corporation has (and will continue to have immediately after the Subsequent Closing) (i) good, valid and indefeasible: (A) title to the leasehold estates conveyed under the leases (the "Leases") of real property described in the SEC Reports (the "Leased Real Property") and (B) leasehold title to the Leased Real Property, and (ii) good and valid title to the other material assets and properties the Corporation purports to own, tangible and intangible, in each case free and clear of any Liens except as listed on Schedule 5.8.

                  (b) All of the material assets, tangible and intangible, used or necessary to be used in the operation of the business of the Corporation are owned, licensed or leased by the Corporation and, as of the Initial Closing and the Subsequent Closing, will continue to be owned, licensed or leased by the Corporation. All of the material tangible assets used or necessary to be used in the operation of the business of the Corporation as of the date hereof are and as of the Subsequent Closing, will be in good condition and repair, have been well maintained and comply with all applicable laws, ordinances and regulations.

                  (c) The Corporation is in actual, exclusive possession of all the Leased Real Property. The basic rent and all additional rent payable under the Leases have been paid to date and not more than one month in advance.

                  (d) All Leases to which the Corporation is a party are in full force and effect, and the Corporation is not in default under any Lease, nor, to the knowledge of the Corporation, is any other party thereto in default thereunder. No event has occurred which with notice or lapse of time or both could cause default under any of the Leases.

                  5.9.  Intellectual  Property  Rights.  (a) Attached  hereto as
Schedule 5.9(a) is a complete and correct list of the Intellectual Property used or held for use by the Corporation and/or any of its Subsidiaries in the conduct of its business setting forth as to each, as applicable: (i) the owner of each such item, (ii) the jurisdictions in which the item is issued or registered, or in which any application for issuance or registration is filed, (iii) the respective issuance, registration or application number of each such item; and
(iv) the date of application and issuance or registration of each such item. The
Corporation   and/or  the  applicable   Subsidiaries  of
the Corporation, as applicable, has adequate and sufficient rights, whether registered or unregistered, to use all Intellectual Property as currently used in its business and as proposed to be used in its business, free and clear of any Lien or competing rights or interests of others which would preclude or otherwise impair the use by the Corporation and/or applicable Subsidiary(ies).

                  (b)  The  Corporation  or  the  applicable  Subsidiary  of the
Corporation, as applicable, own(s) or is licensed or otherwise has the exclusive right to use, and has the right to bring actions for the infringement, dilution, misappropriation, or other violation of all patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, inventions, technology, know-how, designs, formulae, trade secrets, confidential and proprietary information, computer software programs (other than standard, commercially available programs), domain names, and other Intellectual Property necessary for the operation of business of the Corporation and any applicable Subsidiary of the Corporation as it is currently conducted or currently proposed to be conducted. To the extent that any works of authorship, materials, products, technology or software have been developed or created independently or jointly by any person other than the Corporation or any applicable Subsidiary of Corporation for which the Corporation or any applicable Subsidiary of Corporation has, directly or indirectly, paid, the Corporation or the applicable Subsidiary has a written agreement with such person with respect thereto, and the Corporation or the applicable Subsidiary of Corporation thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property therein or thereto by operation of law or by valid assignment. In each case in which either the Corporation or any applicable Subsidiary of Corporation has acquired any Intellectual Property from any person, the Corporation or the applicable Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect thereto) to the Corporation or the applicable Subsidiary and, to the maximum extent provided for by, and in accordance with, any applicable laws and regulations, the Corporation or the applicable Subsidiary has recorded each such assignment with the relevant governmental authorities, including the U.S. Patent and Trademark Office, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction.

                  (c) Schedule 5.9(c) contains a complete and accurate list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets, computer software programs (other than standard, commercially available programs), or other Intellectual Property used by the Corporation or any Subsidiary of the Corporation in the conduct of its business, and (ii) by which the Corporation or the applicable Subsidiary licenses or otherwise authorizes a third party to use such Intellectual Property. None of the Corporation, any Subsidiary of the Corporation or, to the knowledge of the Corporation, any other party is in breach of or default under any such license, sublicense, consent or other agreement and each such license, sublicense, consent or other agreement is now and immediately following the Closing shall be valid and in full force and effect. Except as explicitly indicated in Schedule 5.9(c), no person who has licensed any Intellectual Property to the Corporation or any Subsidiary of the Corporation has ownership rights or license rights to improvements or modifications made by the Corporation or any Subsidiary of the Corporation in or with respect to such Intellectual Property or any works of authorship, materials, products, technology or software embodying such Intellectual Property. Except as explicitly indicated in

Schedule 5.9(c), there are no contracts, licenses or agreements between the Corporation or any Subsidiary of the Corporation and any other person with respect to Intellectual Property of the Corporation or any Subsidiary of the Corporation under which there is any dispute known to the Corporation or any of its Subsidiaries regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Corporation or any Subsidiary of the Corporation thereunder.

                  (d) All of the patents, trademark and service mark registrations, and copyright registrations listed on Schedule 5.9(a) are valid and in full force, are held of record in the name of the Corporation, and are not the subject of any cancellation, reexamination opposition, extension of time to oppose, interference, rejection, refusal to register or any other proceeding challenging their extent or validity, and all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations. With respect to the Intellectual Property of the Corporation and its Subsidiaries, the Corporation or the applicable Subsidiary of the Corporation is the assignee in all patent applications, and the Corporation or the applicable Subsidiary is the applicant of record for all applications for trademark, service mark, and copyright registration. There are no actions that must otherwise be taken by the Corporation or any of its Subsidiaries within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any rights in any Intellectual Property owned or used by the Corporation or any Subsidiary of the Corporation. No patents are held in the names of individual inventors. No order, holding, decision or judgment has been rendered by any governmental authority, and no agreement, consent or stipulation exists, which would limit the Corporation's or any of the Subsidiaries' use of any of its Intellectual Property rights or any advertising or promotional claim or campaign.

                  (e) The business operations of the Corporation and any Subsidiary of the Corporation do not infringe, dilute, misappropriate or otherwise violate the patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets or other Intellectual Property rights of any third party, or constitute unfair competition or trade practices under the laws of any jurisdiction, and, except as set forth on Schedule 5.9(e), to the knowledge of the Corporation and each Subsidiary of the Corporation, no claim has been made, notice given, or dispute arisen to that effect. Neither the Corporation nor any of its Subsidiaries have any pending claims that a third party has infringed, diluted, misappropriated or otherwise violated any Intellectual Property owned or used by the Corporation or any or the Corporation's Subsidiaries, and neither the Corporation nor any of its Subsidiaries are aware of any basis for such a claim. The Corporation has not given any indemnification to any third party against infringement of such Intellectual Property rights. Except as explicitly indicated in Schedule 5.9(e), neither the Corporation nor any of its Subsidiaries has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission to any third party with respect to the infringement, dilution, misappropriation or other violation of the Intellectual Property of that or any other third party. Except as explicitly indicated in Schedule 5.9(e), no Intellectual

Property owned or used by the Corporation or any of its Subsidiaries is subject to any outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Corporation or any of its Subsidiaries.

                  (f) The Corporation and each of its Subsidiaries have taken all reasonable steps that are required to protect the rights of the Corporation and its Subsidiaries in all material trade secrets, know-how or other confidential or proprietary information (including, without limitation, source code) of the Corporation and any Subsidiary or provided by any other person to the Corporation or any of its Subsidiaries. To the knowledge of the Corporation and its Subsidiaries, none of the material trade secrets, know-how or other confidential or proprietary information of the Corporation or any of its Subsidiaries has been disclosed to any person unless such disclosure was necessary, and was made pursuant to an appropriate confidentiality agreement.

                  (g) The  Corporation  and each  applicable  Subsidiary  of the
Corporation has sole and exclusive ownership free and clear of any liens, encumbrances and other claims of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). No person other than the Corporation or the applicable Subsidiary of the Corporation possesses any claims or rights with respect to use of the Customer Information.

                  5.10. Litigation. Except as set forth on Schedule 5.10 hereof, there is no material action, suit, proceeding, claim, arbitration or investigation ("Action") pending against (or, to the knowledge of the Corporation, currently threatened against or affecting) the Corporation, its activities, properties or assets or, to the knowledge of the Corporation, against any Designated Person in connection with such Designated Person's relationship with, or actions taken on behalf of, the Corporation that could reasonably be expected to have a Material Adverse Effect. To the best of the Corporation's knowledge, there is no factual or legal basis for any such Action that might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The Corporation is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no material Action by the Corporation currently pending or which the Corporation intends to initiate.

                  5.11. No Defaults. The Corporation is not in default (a) under its Articles of Incorporation or Bylaws, or under any note, indenture, mortgage, or any material lease, purchase or sales order, or any other material contract, agreement or instrument to which it is a party or by which it or any of its property is bound or affected or (b) with respect to any order, writ, injunction, judgment or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. To the knowledge of the Corporation, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing.

                  5.12. Labor Agreements and Actions. The Corporation is not bound by or subject to any contract, commitment or arrangement with any labor union, and to the knowledge of the Corporation, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Corporation. There is no strike or other labor dispute involving the Corporation pending nor, to the knowledge of the Corporation, threatened, nor is the Corporation aware of any labor organization activity involving its employees. The Corporation is not aware that any officer or key employee intends to terminate his or her employment with the Corporation nor does the Corporation have any present intention to terminate the employment of any of its officers or key employees.

                  5.13. Compliance. The Corporation (a) has complied in all material respects with all federal, state, local and foreign laws, ordinances, rules, regulations and orders applicable to its business or the ownership of its assets (including, without limitation, those relating to the use, disposal or release of Hazardous Substances or relating to the protection or restoration of the environment or exposure to such substances ("Environmental Laws")), and the Corporation has not received written notice of any claimed default with respect to such laws, ordinances, rules, regulations and orders; and (b) has obtained all federal, state, local and foreign governmental licenses and permits necessary or required to enable it to carry on its business as now conducted, except where the failure to obtain such license or permit would not reasonably be expected to have a Material Adverse Effect. Such licenses and permits are in full force and effect, no violations have been recorded in respect of any such licenses or permits, and no proceeding is pending or, to the knowledge of the Corporation, threatened to revoke or limit any thereof. None of the aforesaid licenses and permits shall be affected in any material adverse respect by this Agreement.

                  5.14. Insurance. The Corporation maintains, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks usually insured against by Persons operating similar businesses and operating similar properties and such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Corporation are in full force and effect and there are no past due premiums in respect of any such insurance.

                  5.15.  Authorization;  No  Breach.  The  Corporation  has full corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and each other document or instrument contemplated hereby and thereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Corporation of this Agreement, the Registration Rights Agreement and each other document or instrument contemplated hereby and thereby, and the filing of the Certificate of Designation and the Amendment have been duly authorized by all requisite corporate action by the Corporation. This Agreement has been, and the Registration Rights Agreement and each other document or instrument to be executed by the Corporation in connection herewith or therewith will be, duly executed and delivered by the Corporation and constitutes, or will constitute, a legal, valid and binding obligation of the Corporation, enforceable in accordance with their terms. The execution and delivery of this Agreement, the Registration Rights Agreement and each other document or instrument contemplated hereby and thereby, the filing of the
Certificate of Designation and the Amendment, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by the Corporation, and the issuance, sale and delivery of the Series A Preferred Shares and the Reserved Shares by the Corporation, will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of, require any authorization, consent, approval, exemption or other action by or notice of declaration to, or filing with, any court, administrative agency or other governmental body applicable to the Corporation or any subsidiary of the Corporation, or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, the Articles of Incorporation of the Corporation and the Amended Certificate of Designation, or Bylaws, or under any note, indenture, mortgage, lease, purchase or sales order or other contract, agreement or instrument to which the Corporation or any subsidiary of the Corporation is a party or by which it or any of its property is bound or affected, or (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation or any subsidiary of the Corporation. None of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Corporation or another subsidiary.

                  5.16. Authorization of Series A Preferred Shares and Reserved Shares. The Corporation has full corporate power and authority to designate, issue, sell and deliver the Series A Preferred Shares, to issue, sell and deliver the Warrants, to reserve the Reserved Shares for issuance and to issue and deliver the Reserved Shares upon conversion of the Series A Preferred Shares or exercise of the Warrants. The designation, issuance, sale and delivery of the Series A Preferred Shares, the issuance, sale and delivery of the Warrants and the reservation, issuance, sale and delivery of the Reserved Shares, have been duly authorized by all requisite corporate action of the Corporation, and when issued, sold and delivered in accordance with this Agreement, the Series A Preferred Shares, the Warrants and Reserved Shares will be duly and validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others. The designations, powers, preferences and rights and the qualifications, limitations and restrictions of the Series A Preferred Shares are as stated in the Certificate of Designation prior to July 26, 2000 and in the Amended Certificate of Designation on and after July 26, 2000.

                  5.17. Offering Exemption. The Corporation has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offering and sale of the Series A Preferred Shares and the Warrants and the sale of the Reserved Shares upon conversion of the Series A Preferred Shares or exercise of the Warrants, as the case may be, are each exempt from registration under the Securities Act. The Corporation has satisfied all requirements of Regulation D under the Securities Act in connection with the offer and sale of the Series A Preferred Shares and the Warrants, including without limitation furnishing to all Non-Accredited Investors the financial and non-financial information required to be furnished by the Corporation pursuant to Rule 502(b)(2)(ii) of the Securities Act. The aforesaid offering and sale are also exempt from registration under applicable state securities and "blue sky" laws or will be exempt upon the timely filing of notices with the appropriate states, which notices have been or will be timely filed by the Corporation.

                  5.18. No Governmental Consent or Approval Required. Except for the filing of any notice subsequent to the Initial Closing or the Subsequent Closing, as the case may be, that may be required under applicable federal and/or state securities laws (which, if required, shall be filed on a timely basis as may be so required), no consent, approval or authorization of, or declaration to, or filing with, any Person (governmental or private) is required for the valid authorization, execution, delivery and performance by the Corporation of this Agreement or the

Registration Rights Agreement or for the valid authorization, designation, issuance, sale and delivery of the Series A Preferred Shares, the valid authorization, issuance, sale and delivery of the Warrants or for the valid authorization, reservation, issuance, sale and delivery of the Reserved Shares.

                  5.19. Agreements. Each of the contracts and agreements included in Exhibit 10 of the Corporation's Report on Form 10-KSB for the year ended December 31, 1999 or in Exhibit 10 of the Corporation's Registration Statement on Form 10-SB/A4 or listed on Schedule 5.19 ("Contracts") is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of the Corporation, and, to the knowledge of the Corporation, the other parties thereto in accordance with its terms. The Contracts represent all material contracts, commitments, obligations and agreements, oral or written, to which the Corporation is a party. The Corporation is not in default under and has not breached any of the Contracts or any other contracts of the Corporation and no act or omission has occurred which, with notice or lapse of time or both, would constitute a breach or default under any term or provision of any such Contract (other than breaches and technical defaults that could reasonably be expected not to adversely impact the Corporation's rights and obligations under such Contract). To the knowledge of the Corporation, no other party is in breach or default under any of such Contracts and no act or omission has occurred by any other party thereto which, with notice or lapse of time or both, would constitute such a breach or default under any term or provision thereof. The Corporation does not have any present expectation or any intention of not fully performing all such obligations, or any knowledge of any anticipated breach by the other parties to any Contract. The Contracts will remain in full force and effect (without any breach or default or modification thereunder, or event which could give rise to a breach, default or modification) for the benefit of the Corporation following the Closing.

                  5.20. Offering of the Series A Preferred Shares. Neither the Corporation, nor any Person authorized or employed by the Corporation as agent, broker, dealer or otherwise in connection with the offering or sale of the Series A Preferred Shares or the Warrants or any security of the Corporation similar to the Series A Preferred Shares or the Warrants has offered the Series A Preferred Shares or the Warrants or any such similar security for sale to, or solicited any offer to buy the Series A Preferred Shares or the Warrants or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons, and neither the Corporation nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Corporation under circumstances which might require the integration of such security with the Series A Preferred Shares under the Securities Act), in either case so as to subject the offering, issuance or sale of the Series A Preferred Shares or the Warrants to the registration provisions of the Securities Act.

                  5.21. Brokers. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Corporation or any subsidiary. The Corporation shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                  5.22. Employee Benefits; ERISA.

                  (a) Schedule 5.22(a) sets forth a true and complete list of each Employee Benefit Plan covering employees of the Corporation. "Employee Benefit Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA), any employee welfare benefit plan (as defined in Section 3(1) of ERISA) and any other employee benefit plan, program or arrangement, including, without limitation, any bonus, stock, stock option, stock purchase, incentive, deferred compensation, retirement, supplemental retirement, vacation, severance and other similar fringe or employee benefit plan, program, contract, policy, practice or arrangement (whether written or unwritten, qualified or unqualified, funded or unfunded and including any that have been frozen or that have, within the five-year period concluding on June 30, 2000, been terminated), in each case that (i) is maintained, contributed to or required to be contributed to by the Corporation, (ii) was formerly maintained, contributed to or required to be contributed to by the Corporation, and under which the Corporation is reasonably expected to incur a material liability, or (iii) is maintained, contributed to or required to be contributed to, or was formerly maintained, contributed to or required to be contributed to, by any ERISA Affiliate but only if the Corporation is reasonably expected to incur a material liability with respect to such a plan. "Employee Benefit Plan" specifically excludes any "Executive Compensation Plan" as defined in Section 5.22(b) below.

                  (b) Set forth on Schedule 5.22(b) is a true and complete list of each Executive Compensation Plan. "Executive Compensation Plan" means any (i) employment or consulting agreement, arrangement or other understanding that is currently in effect to which the Corporation is a party, by which the Corporation is bound or pursuant to which the Corporation is an obligor or a beneficiary, (ii) agreement, arrangement or other understanding that could result in any severance payment or severance benefit payable by the Corporation whether as a result of the Corporation's execution of, and performance of the transactions contemplated by this Agreement or otherwise, to any employee, former employee, director, or officer of the Corporation or (iii) any agreement, arrangement or other understanding that could reasonably be expected to result in a "parachute payment" as defined in section 280G of the Code, whether as a result of the Corporation's execution of, and performance of the transactions contemplated by this Agreement or otherwise. "Executive Compensation Plan" specifically excludes any "Employee Benefit Plan" as defined in Section 5.22(a) above.

                  (c) The Corporation has delivered to the Investors true and complete copies of all Employee Benefit Plan and Executive Compensation Plan documents (including all amendments and modifications thereof) or, in the case of an unwritten Plan a written description thereof, and in either case all material agreements related to each such plan.

                  (d) There are no: (i) currently pending audits or investigations by any governmental agency involving any Employee Benefit Plan or any Executive Compensation Plan; (ii) currently pending or, to the knowledge of the Corporation, threatened, claims (except for individual claims for benefits payable in the normal operation of any Employee Benefit Plan or any Executive Compensation Plan), suits or proceedings involving any Employee Benefit Plan or any Executive Compensation Plan, any fiduciary thereof or service provider thereto; and (iii) to the knowledge of the Corporation, circumstances which exist that could reasonably be expected to give rise to any such claim, suit or proceeding.

                  (e) Each Employee Benefit Plan and each Executive Compensation Plan has been maintained in substantial compliance with its terms and with the material requirements prescribed by all applicable law, and all required contributions or payments relating to any such plan for any period up to and including the Closing date shall have been paid, or accrued and booked, on or before the Closing date.

                  5.23. Environmental Matters. No Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by the Corporation or to the knowledge of the Corporation any third party on, about or beneath any real property owned or leased by the Corporation. The Corporation does not contract or arrange for the removal of Hazardous Substances, including asbestos or lead paint, or for the remediations of contamination on behalf of any of its clients. The Corporation does not engage in any activities or provide any services to its clients which have resulted in or are reasonably likely to result in any claims against the Corporation alleging that the Corporation has arranged for the disposal or release of any Hazardous Substances, and no such claims are, to the best of the Corporation's knowledge, currently threatened. If any of the foregoing claims are asserted or threatened, the Corporation has insurance which would cover such claims.

                  5.24. Disclosure. Neither this Agreement nor any other written document, certificate, instrument or statement or other item furnished or made to the Investors by or on behalf of the Corporation in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make each statement contained herein or therein not misleading in light of the circumstances under which they were made.

                  5.25. Registration Requirements. Assuming the accuracy of the Investors' representations contained herein and the Investor's compliance with their agreements hereunder, the offer and sale of the Series A Preferred Shares and the Warrants will be exempt from the registration requirements of the Securities Act.

                  5.26. No Solicitation. No form of general solicitation or general advertising was used by the Corporation or, to the best of its knowledge, any other Person acting on behalf of the Corporation, in respect of the Series A Preferred Shares and the Warrants or in connection with the offer and sale of the Series A Preferred Shares and the Warrants. Neither the Corporation nor, to its knowledge, any Person acting on behalf of the Corporation has, either directly or indirectly, sold or offered for sale to any Person any of the Series A Preferred Shares or the Warrants or, within the six months prior to the date of the Initial Closing or the Subsequent Closing, any other similar security of the Corporation, except as contemplated by this Agreement, and the Corporation represents that neither the Corporation nor any Person authorized to act on its behalf will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person so as thereby to cause the issuance or sale of any of the Series A Preferred Shares or the Warrants to be in violation of any of the provisions of Section 5 of the Securities Act.

                  5.27. Integration. The Corporation has not sold, offered to sell, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) that is or could reasonably be expected to be integrated with the sale of the Series A Preferred Shares or the Warrants in a manner that would require the registration of the Series A Preferred Shares or the Warrants under the Securities Act.

                  SECTION 6. Representations, Warranties and Covenants of the Investors.

                  6.1. General. Each of the Investors hereby represents and warrants to the Corporation that:

                  (a) he or it has full corporate or partnership power and authority (or, in the case of an individual Investor, legal capacity) to execute and deliver this Agreement, the Registration Rights Agreement and each other document or instrument contemplated hereby and thereby, to perform his or its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby;

                  (b) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and each other document or instrument contemplated hereby and thereby have been duly authorized by all requisite action of such Investor;

                  (c) this Agreement has been, and the Registration Rights Agreement and each other document or instrument to be executed by such Investor in connection herewith or therewith will be, duly executed and delivered by such Investor, and constitutes, or will constitute, a legal, valid and binding obligation of such Investor, enforceable in accordance with their terms;

                  (d) he or it is acquiring the Series A Preferred Shares and the Warrants and, in the event that he or it should acquire Reserved Shares upon conversion of the Series A Preferred Shares or upon exercise of the Warrants, he or it will be acquiring the Reserved Shares, for his or its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act;

                  (e) he or it understands that the Series A Preferred Shares and the Warrants have not been, and the Reserved Shares will not be, registered under the Securities Act, by reason of their issuance by the Corporation in a transaction exempt from the registration requirements of the Securities Act; and that the Series A Preferred Shares, the Warrants and the Reserved Shares must be held by him or it indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration;

                  (f) he or it or with his or its purchaser representative has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of his or its investment in the Series A Preferred Shares and the Warrants;

                  (g) he or it has received, prior to the date of the Initial Closing or the Subsequent Closing, as the case may be, the financial and non-financial information required to be furnished by the Corporation pursuant to Rule 502(b)(2)(iii) of the Securities Act;

                  (h) he or it has not employed any broker or finder in connection with the transactions contemplated by this Agreement; and

                  (i) he or it has had an opportunity to ask questions of the officers of the Corporation regarding the Corporation's business, management and financial affairs and has received all information as he or it has deemed necessary or appropriate as a prudent and knowledgeable investor in evaluating the purchase of the Series A Preferred Shares and the Warrants.

                  6.2. Additional Representation by Accredited Investors. In addition to the representations and warranties contained in Section 6.1, each of the Investors other than the Non-Accredited Investors hereby represents and warrants to the Corporation that he or it is an accredited investor as defined in Rule 501(a) promulgated under the Securities Act.

                  SECTION 7. Conditions to Initial Closing.

                  7.1. Conditions Precedent to Initial Investors' Obligations. Each Initial Investor's obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived in writing by any Initial Investor with respect to that Initial Investor:

                  (a) The Corporation shall have performed in all material respects its obligations under this Agreement required to be performed on or prior to the Initial Closing pursuant to the terms hereof;

                  (b) The representations and warranties of the Corporation contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and the representations and warranties of the Corporation contained in this Agreement that are qualified by materiality shall be true and correct in all respects, as of the date of the Initial Closing (irrespective of any notice delivered to the Initial Investor after the date of the Original Agreement), with the same force and effect as though such representations and warranties had been made as of the date of the Initial Closing;

                  (c) There shall not have been after the date of the Original Agreement any Material Adverse Effect on the Corporation;

                  (d) The Initial Investors shall have received a certificate of the Corporation (duly executed by the Secretary or an Assistant Secretary of the Corporation), dated the date of the Initial Closing, certifying to the fulfillment of the conditions set forth in clauses (a), (b) and (c) above and
(i), (j), (k),(l), (m), (n), (p), (q) and (r) below and, to the extent of its execution and compliance with the terms and conditions of the agreements referenced therein, (g) and (h) below;

                  (e) The Initial Investors shall have received a certificate of the Corporation's organization, valid existence and good standing as a domestic corporation in the state of its incorporation as of a date no more than three
(3) days prior to the date of the Initial Closing;

                  (f) The Investors shall have received from Locke Liddell & Sapp LLP, counsel for the Corporation, an opinion dated the date of the Initial Closing substantially in the form attached hereto as Exhibit F;

                  (g) The Registration Rights Agreement shall have been executed and delivered by the Corporation and such other parties named therein, and the Corporation and such parties shall have complied with all of the terms and conditions of the Registration Rights Agreement and such agreement shall be in full force and effect as of the Initial Closing;

                  (h) The Corporation shall have received (and furnished to the Initial Investors evidence thereof reasonably satisfactory to the Initial Investors) all necessary approvals and consents from third parties and governmental authorities (and such approvals and consents shall not have expired or been withdrawn as of the date of the Initial Closing);

                  (i) The Corporation shall have duly adopted, executed and filed with the Secretary of State of the State of Nevada the Certificate of Designation, and the Corporation shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Designation shall be in full force and effect as of the Initial Closing under the laws of Nevada and shall not have been amended or modified;

                  (j) No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court, governmental authority or regulatory body which restrains, prohibits or prevents the consummation of the transactions contemplated hereby;

                  (k) Those directors, officers and 5% stockholders of the Corporation designated by the Initial Investors shall have executed and delivered to the Corporation a letter agreement agreeing to certain matters set forth in Sections 8.16, 8.17, 8.18 and 8.19 hereof.

                  (l) The Corporation shall have delivered for simultaneous sale to each Initial Investor the Series A Preferred Shares to be purchased by such Initial Investor hereunder at the Initial Closing and each Initial Investor shall have delivered therefor payment in full;

                  (m) The Corporation shall have made all filings under all applicable federal and state securities laws necessary prior to Initial Closing to consummate the issuance of the Initial Shares pursuant to this Agreement in compliance with such laws;

                  (n) The Corporation shall have delivered to each Initial Investor certified copies of the resolutions duly adopted by the Corporation's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrants and each of the other agreements contemplated hereby, the filing of the Certificate of Designation, the issuance and sale of the Initial Shares, the reservation of the Reserved Shares and the consummation of all other transactions contemplated by this Agreement;

                  (o) Spencer Grimes shall have been appointed to the Board of Directors of the Corporation;

                  (p) The Corporation shall have consummated the acquisition from World Access Telecommunications Group, Inc. of its Encom Division pursuant to the Asset Purchase Agreement dated June 30, 2000 among the Corporation, NetVoice Encom LP and World Access Telecommunications Group, Inc. (the "Encom Acquisition")

                  (q) The Exercising Option Holders shall have exercised options to purchase an aggregate of 1,800,000 shares of Common Stock (the "Exercised Options") and entered into "lock-up" agreements in form and substance reasonably satisfactory to the Initial Investors; and

                  (r) All corporate and other proceedings taken or required to be taken by the Corporation in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing and all documents incident thereto shall be satisfactory in form and substance to each Initial Investor and its special counsel.

                  7.2. Conditions Precedent to Subsequent Investors' Obligations. Each Subsequent Investor's obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived in writing by any Subsequent Investor with respect to that Subsequent Investor:

                  (a) The Corporation shall have performed in all material respects its obligations under this Agreement required to be performed on or prior to the Subsequent Closing pursuant to the terms hereof;

                  (b) The representations and warranties of the Corporation contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and the representations and warranties of the Corporation contained in this Agreement that are qualified by materiality shall be true and correct in all respects, as of the date of the Subsequent Closing (irrespective of any notice delivered to the Subsequent Investor after the date hereof), with the same force and effect as though such representations and warranties had been made as of the date of the Subsequent Closing;

                  (c) There shall not have been after the date hereof any Material Adverse Effect on the Corporation;

                  (d) The Subsequent Investors shall have received a certificate of the Corporation (duly executed by the Secretary or an Assistant Secretary of the Corporation), dated the date of the Subsequent Closing, certifying to the fulfillment of the conditions set forth in clauses (a), (b) and (c) above and
(i), (j), (k),(l), (m) and (n) below and, to the extent of its execution and compliance with the terms and conditions of the agreements referenced therein,
(g) and (h) below;

                  (e) The Subsequent Investors shall have received a certificate of the Corporation's organization, valid existence and good standing as a domestic corporation in the state of its incorporation as of a date no more than three (3) days prior to the date of the Subsequent Closing;

                  (f) The Investors shall have received from Locke Liddell & Sapp LLP, counsel for the Corporation, an opinion dated the date of the Subsequent Closing substantially in the form attached hereto as Exhibit F;

                  (g) The Registration Rights Agreement shall have been executed and delivered by the Corporation and such other parties named therein, and the Corporation and such parties shall have complied with all of the terms and conditions of the Registration Rights Agreement and such agreement shall be in full force and effect as of the Subsequent Closing;

                  (h) The Corporation shall have received (and furnished to the Subsequent Investors evidence thereof reasonably satisfactory to the Subsequent Investors) all necessary approvals and consents from third parties and governmental authorities (and such approvals and consents shall not have expired or been withdrawn as of the date of the Subsequent Closing);

                  (i) The Corporation shall have duly adopted, executed and filed with the Secretary of State of the State of Nevada the Amendment, and the Corporation shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Amended Certificate of Designation shall be in full force and effect as of the Subsequent Closing under the laws of Nevada and shall not have been amended or modified;

                  (j) No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court, governmental authority or regulatory body which restrains, prohibits or prevents the consummation of the transactions contemplated hereby;

                  (k) The Corporation shall have delivered for simultaneous sale to each Subsequent Investor the Series A Preferred Shares to be purchased by such Subsequent Investor hereunder at the Subsequent Closing and each Subsequent Investor shall have delivered therefor payment in full;

                  (l) The Corporation shall have made all filings under all applicable federal and state securities laws necessary prior to Subsequent Closing to consummate the issuance of the Subsequent Shares pursuant to this Agreement in compliance with such laws;

                  (m) The Corporation shall have delivered to each Subsequent Investor certified copies of the resolutions duly adopted by the Corporation's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrants and each of the other agreements contemplated hereby, the filing of the Amendment, the issuance and sale of the Subsequent Shares, the reservation of the Reserved Shares and the consummation of all other transactions contemplated by this Agreement;

                  (n) The Regulated Investor Letter Agreement shall have been executed and delivered by the Corporation and such other parties named therein, and such agreement shall be in full force and effect.

                  (o) All corporate and other proceedings taken or required to be taken by the Corporation in connection with the transactions contemplated hereby to be consummated at or prior to the Subsequent Closing and all documents incident thereto shall be satisfactory in form and substance to each Subsequent Investor and its special counsel.

                  7.3. Conditions Precedent to the Corporation's Obligations. The Corporation's obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by the
Corporation:

                  (a) Each of the Investors shall have performed in all material respects its obligations under this Agreement required to be performed on or prior to the Initial Closing or the Subsequent Closing, as the case may be, pursuant to the terms hereof;

                  (b) The representations and warranties of the Investors contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and the representations and warranties of the Investors contained in this Agreement that are qualified by materiality shall be true and correct, on and as of the date of the Initial Closing or the Subsequent Closing, as the case may be (irrespective of any notice delivered to the Corporation after the date hereof), with the same force and effect as though such representations and warranties had been made on and as of the date of the Initial Closing or the Subsequent Closing, as the case may be;

                  (c) No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court, governmental authority or regulatory body which restrains, prohibits or prevents the consummation of the transactions contemplated hereby.

                  SECTION 8. Covenants.

                  8.1. Access to Information. Both prior to and subsequent to the Initial Closing and the Subsequent Closing, the Corporation shall give the Principal Investors and their authorized representatives (including without limitation accountants, environmental auditors and legal counsel) free and full access, during normal business hours, and with reasonable prior notice, to all of the books, records (and to make copies thereof and extracts therefrom) and properties of the Corporation and its Subsidiaries and to all officers, employees and accountants or auditors of the Corporation for purposes of conducting their due diligence review (or continued monitoring) of the
Corporation.   The  Investors   shall  maintain  the   confidentiality   of  any
confidential and Proprietary Information so obtained by them which is not otherwise available from other sources that are free from similar restrictions; provided, however, that the foregoing, shall in no way limit or otherwise restrict the ability of the Investors or such authorized representatives to disclose any such information concerning the Corporation and its Subsidiaries which they may be required to disclose (a) to their partners, board members or stockholders, to the extent required to satisfy their fiduciary obligations to such persons, or (b) otherwise pursuant to or as required by law.

                  8.2. Financial Reports. The Corporation covenants and agrees that it shall furnish the Principal Investors with the following:

                  (a) SEC Filings. Promptly upon filing thereof, copies of all registration statements, reports on Forms 10-KSB, 10-QSB and 8-K and all other reports or other filings filed with the Commission by the Corporation.

                  (b) Auditor's Letters. Promptly following receipt by the Corporation, each audit response letter, accountant's management letter and other written report submitted to the Corporation by its independent public accountants in connection with an annual or interim audit of the books of the Corporation.

                  (c) No Default Certificate. With the reports on Forms 10-KSB and 10-QSB referred to in Section 8.2(a), the Corporation shall deliver to the Principal Investors a certificate executed by the Chairman, President or Chief Financial Officer of the Corporation to the effect that no knowledge has been obtained of any violation or default by the Corporation or any of its Subsidiaries in the performance of its agreements or covenants contained herein, in the Articles of Incorporation, in the Amended Certificate of Designation, the Registration Rights Agreement or in any other material agreement to which the Corporation or any of its Subsidiaries is a party or of the occurrence of any condition, event or act which, with or without notice or lapse of time, or both, would constitute a violation or an event of default, or, if such officer shall have obtained knowledge of any such violation, condition, event or act, he or she shall specify in such certificate all such violations, conditions, events and acts and the nature and status thereof.

                  (d) Other Information. Promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Corporation as the Principal Investors reasonably may request, and immediate notice of any projected shortfall in the Corporation's cash flow below that necessary to meet its operating expenses and other liabilities as they become due.

                  8.3. Conduct of Business. Except as contemplated by this Agreement, during the period from the date of the Original Agreement to the date of the Initial Closing, the Corporation shall, and shall cause its Subsidiaries to, conduct the operations of the Corporation and its Subsidiaries in the ordinary course of business and consistent with past practice, and shall use best efforts to preserve intact its business organization, keep available the services of their officers and key employees, and maintain satisfactory relationships with material customers, suppliers, contractors, distributors, licensors, licensees and others having business relationships with the
Corporation and its Subsidiaries. During the period from the date of the Original Agreement to the date of the Initial Closing, the Corporation will not take any action reasonably within its control, or omit to take any action reasonably within its control, which would cause any of the representations and warranties in Section 5 hereof to become untrue in any material respect.

                  8.4. Insurance. Both prior to and subsequent to the Initial Closing and the Subsequent Closing, each of the Corporation and its Subsidiaries shall be insured at all times to such extent and against such risks, including fire, business interruption and other risks insured against by extended coverage, as is customary with companies of comparable size and financial condition in the same or similar businesses; maintain in full force and effect product liability insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Corporation and its Subsidiaries, in such amount as the Corporation shall reasonably deem necessary; maintain in full force and effect liability insurance against claims for personal injury or death or property insurance occurring in connection with its clients' use of any contractors selected or referred by the Corporation (or insure that such contractors maintain adequate insurance therefor); and maintain workers' compensation insurance and such other insurance as may be required by law. In addition, all of the foregoing insurance maintained by the Corporation and its Subsidiaries shall be of types and in amounts such that the Corporation and its Subsidiaries at all times will be in compliance in all material respects with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to its business that govern such insurance.

                  8.5. Use of Proceeds. The net cash proceeds received by the Corporation from the sale of the Series A Preferred Shares shall be used by the Corporation for the following corporate purposes: consummating the Encom Acquisition and related costs, working capital and general corporate purposes. Pending such use thereof, such proceeds will be deposited in interest bearing accounts.

                  8.6. Reserve for Reserved Shares. The Corporation shall at all times reserve and keep available (i) out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall be sufficient to effect the conversion of the Series A Preferred Shares and the exercise of the Warrants or otherwise to comply with the terms of this Agreement and (ii) out of its authorized but unissued shares of Series A Preferred Stock such number of shares of Series A Preferred Stock as shall be sufficient to effect the exercise of the Warrants. All shares of Common Stock or Series A Preferred Stock, as the case may be, which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock or Series A Preferred Stock, as the case may be, may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or Series A Preferred Stock, as the case may be, may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance). If at any time the number of authorized but unissued shares of Common Stock or Series A Preferred Stock, as the case may be, shall not be sufficient to effect the conversion of the Series A Preferred Shares or the exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Corporation forthwith will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or Series A Preferred Stock, as the case may be, to such number of shares as shall be sufficient for such purposes. The Corporation will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock or Series A Preferred Stock, as the case may be, upon conversion of the Series A Preferred Shares or the exercise of the Warrants.

                  8.7. Maintenance of Reporting Status; Supplemental Information. So long as there are outstanding any Series A Preferred Shares, any Warrants or any Reserved Shares, the Corporation shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Corporation shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Corporation shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of an Investor or a prospective buyer of Series A Preferred Shares or the Reserved Shares from an Investor all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Corporation also shall, upon the written request of any Principal Investor, cooperate with and assist the Investors or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Series A Preferred Shares or the Reserved Shares, as the case may be, for trading through PORTAL.

                  8.8. Rule 144. The Corporation covenants that (i) at all times while it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Corporation will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act, (ii) at all times while it is not subject to such reporting requirements, the Corporation will use its best efforts to make publicly available the information required by Rule 144(c)(2), and (iii) at all such times as Rule 144 is available for use by the holders of the Series A Preferred Shares and the Reserved Shares, the Corporation will furnish each such holder upon request with all information within the possession of the Corporation required for the preparation and filing of Form 144.

                  8.9. Notice of Events of Default; Litigation. Promptly, but in any event within ten (10) days after notice thereof is received by the Corporation, the Corporation will deliver to each holder of Series A Preferred Shares any notice of (i) a default by the Corporation or any of its Subsidiaries in the observance or performance of any material contract or agreement to which the Corporation or any of it Subsidiaries is a party, including, but not limited to, this Agreement and the Registration Agreement, and (ii) the commencement of any investigation, action or proceeding at law or in equity or before any federal or state court or governmental agency to which the Corporation or any of its Subsidiaries is a party an adverse result of which could, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business or financial condition of the Corporation and its Subsidiaries, taken as a whole.

                  8.10. Maintenance of Existence; Properties and Franchises; Compliance with Law; Taxes; Insurance. The Corporation will, and will cause each Subsidiary to:

                  (a) maintain their respective corporate existences, rights, all material licenses, authorizations and permits necessary for the conduct of its business and other franchises in full force and effect; provided, that the Corporation may terminate the corporate existence of any Subsidiary, or permit the termination or abandonment of rights or other franchises, if in the opinion of the Corporation it is no longer in the Corporation's best interests to maintain such existence, rights or other franchises and such termination or abandonment will not be prejudicial in any material respect to the holders of the Series A Preferred Shares;

                  (b) maintain their respective tangible assets in good repair, working order and condition, ordinary wear and tear excepted, so far as necessary to the proper carrying on of their respective businesses;

                  (c) comply with each provision of all material leases to which any of them occupies real or personal property if the breach of such provision would reasonably be expected to have a Material Adverse Effect;

                  (d) comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, the violation of which would reasonable be expected to have a Material Adverse Effect, provided, that such compliance shall not be necessary so long as the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings;

                  (e) pay when due all taxes, fees, assessments and other government charges imposed upon their respective properties, assets or income (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims or indebtedness (including, but not limited to, materialmen's, vendor's, workmen's and like claims) prior to such claims becoming a lien upon such properties or assets; provided, that payment of any such tax, fee, assessment, charge, claim or indebtedness shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate as determined pursuant to GAAP, shall have been established with respect thereto and (ii) failure to make such payment will not have a Material Adverse Effect;

                  (f) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

                  (g) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and

                  (h) enforce any and all rights under the "lock-up" agreements delivered pursuant to Section 7.1(q) hereof, and not waive any of such rights without the consent of holders of at least a majority of the Series A Preferred Shares.

                  8.11. Compliance with Agreements. The Corporation shall perform and observe (i) all of its obligations to each holder of Series A Preferred Shares set forth in the Articles of Incorporation, the Amended Certificate of Designation and the Corporation's Bylaws, (ii) all of its obligations to each holder of Registrable Shares (as defined and set forth in the Registration Rights Agreement) and (iii) all of its obligations to each Regulated Investor under the Regulated Investor Letter Agreement.

                  8.12. Further Assurances. The Corporation, on the one hand, and the Investors, on the other hand, agree that at or subsequent to the Initial Closing or the Subsequent Closing, at the request of the other party, they will execute and deliver, or cause to be executed and delivered, to the other party such further instruments and take such other action as may be necessary to carry out the transactions contemplated by this Agreement.

                  8.13. Best Efforts. Each of the parties hereto will use its reasonable best efforts to cause the conditions to Initial Closing and the Subsequent Closing set forth herein to be satisfied as soon as reasonably practicable.

                  8.14. Public Announcements. The Corporation shall not issue any press release nor make any public announcement with respect to this Agreement or the transactions contemplated hereby, including without limitation, naming the Investors or their affiliates, except as required by law or any governmental authority or except as each Investor shall have expressly approved in writing as to the use of such Investor's name.

                  8.15. Preemptive Rights.

                  (a) In the event that the Corporation shall at any time and from time to time prior to December 1, 2000 propose to sell and issue any New Securities (a "Proposed Issuance"), each Investor shall have the right to purchase his or its proportionate number, or any lesser number, of any of such New Securities which the Corporation is proposing to sell and issue. For purposes of this Section 8.15, each such Investor's "proportionate number" means the product obtained by multiplying the number of New Securities proposed to be sold and issued by a fraction, the numerator of which will be the number of shares of Common Stock issued or issuable to an Investor upon the conversion of the Series A Preferred Shares or exercise of the Warrants (and subsequent conversion to Common Stock in the case of a Warrant which is exercisable for Series A Preferred Stock) and the denominator of which will be the total number of fully-diluted shares of Common Stock of the Corporation (in each case immediately prior to the issuance of New Securities).

                  (b) In the event that the Corporation proposes to undertake an issuance of New Securities, it will give each Investor written notice of its intention to do so, describing the New Securities and the price and terms upon which the Corporation proposes to issue the same, and setting forth the number of shares which such Investor is entitled to purchase and the aggregate purchase price therefor. The Investors will have 15 days from the date of receipt of any notice to agree to purchase the New Securities, for the price and upon the terms specified in the notice by giving written notice to the Corporation (the
"Election Notice") and stating therein the quantity of New Securities to be purchased. If more than one type of security is issued, each Investor shall, if it exercises its rights pursuant to this Section 8.15, purchase such securities in the same ratio as issued. If any of the Investors has elected to purchase any New Securities pursuant to this Section 8.15, the sale of such shares shall be consummated as soon as practical (but in any event within 20 business days, subject to any additional time reasonably necessary to comply with any federal, state, local or foreign regulatory requirements) after the delivery of the Election Notice.

                  8.16. Election of the BG Media Director. For so long as at least 25% of the Series A Preferred Shares remain outstanding, the Corporation and the Investors agree that the BG Media Investors shall be entitled to nominate and elect one (1) Director (the "BG Media Director") who shall be Spencer Grimes, or other designee of the BG Media Investors. The BG Media Director shall be removed from the Board or any committee thereof (with or without cause) only at the written request of the BG Media Investors or by the Board for "cause" and under no other circumstances. In the event that the BG Media Director (the "Withdrawing Director") designated in the manner provided above is unable to serve, or once having commenced to serve, is removed by the BG Media Investors or by the Board for "cause" or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") on the Board will be designated by the BG Media Investors; provided, however, that until a

Substitute Director has been elected, the BG Media Investors shall have the right to have a representative attend all meetings of the Board, but such representative shall not be a Director and shall not have the right to vote at any such meeting. In the event the BG Media Investors choose not to designate a Director, such directorship shall remain vacant.

                  8.17. Committee and Subsidiary Representation. For so long as the BG Media Investors have the right to elect a BG Media Director pursuant to
Section 8.16, the Corporation and the Investors agree that the BG Media Investors shall be entitled to nominate and elect one member to each committee of the Board and any board of directors or committee of the board of any Subsidiary; provided that any member nominated by the BG Media Investors to serve on any audit committee shall satisfy any applicable standards mandated by the Commission or by the National Association of Securities Dealers, Inc. Approval by the BG Media Director of a committee or subsidiary board whose composition does not reflect the foregoing entitlements shall constitute a one-time waiver thereof, although such entitlement shall remain enforceable.

                  8.18. Covenant to Vote. For so long as the BG Media Investors have the right to elect a BG Media Director pursuant to Section 8.16, each Investor shall vote (including, if applicable, pursuant to written consent) the Shares owned or controlled by such Investor upon all matters submitted to a vote of the stockholders of the Corporation and shall take all other necessary or desirable actions within such Investor's control (whether in such Investor's capacity as a stockholder, director, member of a board committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum) in conformity with the specified terms and provisions of this Agreement. Without limiting the foregoing, each Investor shall vote the Shares owned or controlled by such Investor (i) at each annual or special meeting of stockholders called for the purpose of voting on the election or removal of directors and (ii) by consensual action of stockholders with respect to the election or removal of directors, in favor of the election or removal of the director designated in accordance with
Section 8.16.

                  8.19. Inconsistency with Articles of Incorporation or Bylaws; Termination of Provisions.

                  (a) In the event that any provision of the Corporation's bylaws or articles of incorporation is inconsistent with any provision of this Agreement, including without limitation Section 8.16, 8.17 or 8.18, the Corporation and the Investors shall take such action as may be necessary to amend any such provision in the Corporation's bylaws or articles of incorporation to remedy such inconsistency.

                  (b) The provisions of Sections 8.16, 8.17 and 8.18 and the transactions contemplated pursuant thereto shall terminate in any of the following ways:

                  (i) automatically with respect to any Investor upon transfer by such Investor of all of its Shares; provided, however, that no such termination shall relieve any Investor from any liability arising from any breach of this Agreement by such Investor prior to such termination;

                  (ii) upon the dissolution or liquidation (voluntary or in bankruptcy) of the Corporation; or

                  (iii) upon the consent of the Investors holding a majority of the Series A Preferred Shares.

                  8.20. NASDAQ Listing; Directors and Officers Insurance.

                  (a) The Corporation agrees to use its best efforts to effect the listing of the Common Stock on the NASDAQ National Market System ("NMS"). Such efforts shall include, without limitation, diligently complying with all requests of the National Association of Securities Dealers, Inc. In the event that listing on the NMS is not achieved by October 1, 2000, the Corporation shall comply with all lawful requests and suggestions that the Investors may make with regard to effecting the NMS listing.

                  (b) The Corporation will obtain and maintain, at all times while the Common Stock is listed on the NMS or any national securities exchange, directors and officers insurance from a reputable insurance company in such amount and with coverage customary in the industry.

                  8.21. Completion of the IPO. The Corporation agrees that the Investors and their designees shall have the right, on a pro rata basis based on the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Shares and subject to the approval of the Corporation's underwriters, to purchase up to 5% of the shares of Common Stock offered in the IPO at the price per share so offered, provided that the value of such Common Stock purchased shall not exceed $10,000,000 in the aggregate. In the event the Corporation proposes to undertake an IPO, it will give each Investor written notice of its intention to do so, describing the IPO and the approximate price upon which the Corporation proposes to issue shares of Common Stock in the IPO, and setting forth the approximate number of shares which such Investor is entitled to purchase and the aggregate purchase price therefor. Each Investor will have 20 business days from the date of receipt of any notice to agree to purchase the shares in the IPO by giving written notice to the Corporation and stating therein the quantity of shares to be purchased, including any shares that it desires to purchase in excess of its pro rata share. In the event one or more Investors shall desire to purchase shares in excess of its pro rata share, such excess shall be allocated pro rata among such Investors, and such allocation shall continue until all the shares in the IPO that such Investors desire to purchase in accordance with the provisions hereof have been allocated.

                  8.22. Intellectual Property. The Corporation agrees to use its best efforts to execute, or cause the applicable Subsidiary of the Corporation to execute, within 45 days after the date of the Initial Closing, agreements with each of its Key Employees containing confidentiality provisions consistent with industry standards and by which such employees shall agree that any works created while employees of the Corporation or the applicable Subsidiary of the Corporation and in furtherance of their responsibilities to the Corporation and/or the applicable Subsidiary(ies) shall be deemed "works made for hire" for the Corporation or the applicable Subsidiary of the Corporation, as applicable, in which the Corporation or the applicable Subsidiary owns or will own all right, title and interest. To the extent any such work is not a "work made for hire", the Corporation agrees to execute, or cause the applicable Subsidiary of the Corporation to execute, not later than 45 days after the date of the Initial Closing, agreements with each of its Key Employees whereby such employees will irrevocably transfer and assign to the Corporation or the applicable Subsidiary all rights in and to such works, including but not limited to all rights of invention, patent, trade secret, copyright, know-how, process or technology, and all renewals thereof, and whereby such employees will agree to execute and deliver to the Corporation and/or the applicable Subsidiary(ies) of the Corporation any further assignments of such rights as the Corporation and/or the applicable Subsidiary(ies) may deem necessary or convenient. The Corporation agrees to adopt, and cause each Subsidiary of the Corporation to adopt, within 45 days of the date of the Initial Closing, and thereafter enforce, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Corporation's standard forms with respect to the protection of the rights of the Corporation and its Subsidiaries in the intellectual property, including without limitation, material trade secrets, know-how or other confidential or proprietary information (including, without limitation, source code) of the Corporation and any Subsidiary or provided by any other person to the Corporation or any of its subsidiaries.

                  8.23. Share Certificates. Each certificate representing the Shares now or hereafter held by an Investor shall be stamped with a legend in substantially the following form:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR REGULATION S UNDER SUCH ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. HEDGING TRANSACTIONS INCLUDING THE COMMON SHARES OF THE COMPANY MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH SUCH ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO [A SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 30, 2000/AN AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 28, 2000], A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASERS ON REQUEST. SUCH SECURITIES PURCHASE AGREEMENT MAY PROVIDE, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

Each Investor agrees to deliver all certificates for Shares owned by such Investor to the Company for the purpose of affixing such legend thereto.

                  SECTION 9. Fees. The Corporation shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby, and the Corporation shall, whether or not the transactions contemplated by this Agreement are consummated, promptly pay or reimburse up to $100,000 ($85,000 of which was paid at the Initial Closing) of the documented fees, charges and disbursements incurred by Investors (and their advisers, counsel, accountants and other representatives) in connection with this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby.

                  The Corporation shall be responsible for paying any stamp duty, transfer taxes or other similar duties, taxes or charges, if any, that are payable in connection with the issuance and sale of the Series A Preferred Shares to the Investors. All payments made by the Corporation pursuant to this
Section 9 shall be made free and clear of all deductions or withholdings unless such deduction or withholding is required by law, in which event the Corporation shall pay to each Investor such additional amount as shall be required to ensure that the net amount received by such Investor will equal the full amount which would have been received by it had no such deduction or withholding been made; provided, however, that if the amount of any such deduction or withholding (having been first paid by the Corporation to such Investor) is reimbursed to such Investor by any taxation authority, such Investor shall inform the Corporation of such reimbursed amount and pay to the Corporation such amount.

                  SECTION 10. Exchanges; Lost, Stolen or Mutilated Certificates or Instruments. Upon surrender by an Investor to the Corporation of any certificate representing the Series A Preferred Shares or the Reserved Shares, the Corporation at its expense shall issue in exchange therefor, and deliver to such Investor, a new certificate or certificates representing such shares, in such denominations as may be requested by such Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Series A Preferred Shares or Reserved Shares, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense shall issue and deliver to such Investor a new certificate for such Series A Preferred Shares or Reserved Shares of like tenor, in lieu of such lost, stolen or mutilated certificate.

                  SECTION 11. Survival of Representations, Warranties and Agreements, Etc.. The provisions set forth in Section 9 of this Agreement shall expressly survive the termination or abandonment of this Agreement. Except as expressly provided to the contrary, all covenants and agreements contained in this Agreement shall survive the Initial Closing and the Subsequent Closing in perpetuity and shall remain in full force and effect. Notwithstanding the foregoing, the covenants and agreements contained in Section 8 of this Agreement (other than in Sections 8.6, 8.7, 8.8, 8.20, 8.21, 8.22 and 8.23) shall terminate at such time that less than 10% of the Series A Preferred Shares remain outstanding. The representations and warranties hereunder shall survive the Initial Closing for a period of four years, except (a) the representations and warranties in Sections 5.7, 5.22 and 5.23 shall survive until the date which is 60 days after the expiration of the statute of limitations applicable to such matters, (b) the representations and warranties in Sections 5.1, 5.2, 5.3, 5.11,
5.15 and 5.16 shall survive the Initial Closing and the Subsequent Closing in perpetuity, and (c) the foregoing time limitations shall not apply to any claims which have been the subject of a written notice prior to expiration of the applicable time period. All statements contained in any certificate or other instrument delivered by the Corporation or by an officer on behalf of the Corporation through the date hereof pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Corporation under this Agreement. No right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Initial Closing or the Subsequent Closing or the knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time, or the decision of any party to complete the Initial Closing or the Subsequent Closing.

                  SECTION 12. Indemnification.

                  12.1. The Corporation's Obligations to Indemnify. Subject to the procedures contained in this Section 12, the Corporation shall indemnify, defend and hold harmless each of the Investors, its affiliates and its partners, directors, officers, employees and representatives (each, an "Indemnified Party"), from and against any and all claims, losses, settlements, fines, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (collectively, "Losses") suffered, sustained, incurred or required to be paid by any such Indemnified Party due to, based upon, arising out of or otherwise in respect of
(i) any inaccuracy in, or any breach of, any representation or warranty of the Corporation contained in this Agreement (or any schedule hereto or any certificate or other document delivered on behalf of the Corporation hereunder),
(ii) any breach of any covenant or agreement of the Corporation contained in this Agreement and (iii) the enforcement by any Indemnified Party of its rights under this Agreement. Notwithstanding any other provision herein to the contrary, no claims for Losses under Section 12.1(i) may be asserted by an Indemnified Party until the aggregate amount of all Losses by the Indemnified Parties exceeds $50,000, at which time the party seeking indemnification shall be entitled to recover all amounts in respect of Losses, not just those in excess of $50,000; provided, however, that claims based upon Section 12.1(i) with respect to Sections 5.1, 5.2, 5.3, 5.16, 5.17, 5.25, 5.26 and 5.27 shall not be subject to the limitations contained in this sentence.

                  12.2. Notice and Opportunity to Defend. The obligations and liabilities of any party hereto against which indemnification is sought hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to this Section 12.2.

                  (a) Promptly after receipt by any Indemnified Party of notice of any demand or claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in a Loss, the Indemnified Party shall give notice thereof (a "Claims Notice") to the Corporation. Each Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. The rights of any Indemnified Party to be indemnified hereunder shall not be adversely affected by its failure to give, or its failure to timely give, a Claims Notice with respect thereto unless, and if so, only to the extent that, the Corporation is materially prejudiced thereby.

                  (b) The Corporation may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability if (i) the claim involves (and continues to involve) solely monetary damages and the Corporation's assumption of the defense or settlement of such claim will not have a material adverse effect on the Indemnified Party's business, (ii) the Corporation expressly agrees in writing to the Indemnified Party that, as between the two, the Corporation is solely obligated to satisfy and discharge the claim, and (iii) the Corporation makes reasonably adequate provision to satisfy the Indemnified Party of the Corporation's ability to satisfy and discharge the claim (the foregoing collectively, the "Litigation Conditions"); provided, however, that if the parties in any action shall include both the Corporation and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the Corporation has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Corporation; and provided further, however, that the Corporation shall forfeit the right to control the defense or settlement of any such claim if, at any time after assuming the defense or settlement thereof, the Corporation no longer satisfies the Litigation Conditions. Subject to the foregoing, if the Corporation elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Corporation, in the compromise of, or defense against, such Asserted Liability. If the Corporation elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided, or fails to satisfy the Litigation Conditions, the Indemnified Party may pay, compromise or defend such Asserted Liability. The Indemnified Party and the Corporation may participate, at their own expense, in the defense of such Asserted Liability. If the Corporation chooses to defend any claim, the Indemnified Party shall, subject to receipt of a reasonable confidentiality agreement, make available to the Corporation any books, records or other documents within its control, and the reasonable assistance of its employees, for which the Corporation shall be obliged to reimburse the Indemnified Party the reasonable out-of-pocket expenses of making them available. Notwithstanding anything to the contrary herein, the Corporation shall not settle or compromise any Asserted Liability unless such settlement includes a release of each Indemnified Party against which such liability is asserted. If there shall be more than one Indemnified Party with respect to any Asserted Liability, the Corporation shall be obligated to pay for only one counsel for all such Indemnified Parties unless there shall be a conflict of interest among the Indemnified Parties because of the availability of different or additional defenses to such Indemnified Parties.

                  12.3. Procedures for Claims by Parties. In the event that any Indemnified Party incurs or suffers any Losses with respect to which indemnification may be sought by such party pursuant to Section 12.1 (other than in respect of third party claims), the Indemnified Party must assert the claim by a Claims Notice to the Corporation. The Claims Notice must state the nature and basis of the claim in reasonable detail based on the information available to the Indemnified Party. The Corporation shall respond to any Indemnified Party that has given a Claims Notice (a "Claim Response") within thirty (30) days (the "Response Period") after the date that the Claims Notice is given. Any Claim Response shall specify whether or not the Corporation disputes the claim described in the Claims Notice. If the Corporation fails to give a Claim Response within the Response Period, the Corporation shall be deemed not to dispute the claim described in the related Claims Notice. If the Corporation elects not to dispute a claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnifying Party. If the Corporation shall be obligated to indemnify an Indemnified Party hereunder, the Corporation shall pay to such Indemnified Party within thirty (30) days after the last day of the applicable Response Period the amount to which such Indemnified Party shall be entitled. If there shall be a dispute as to the amount or manner of indemnification under this Agreement, the Corporation and the Indemnified Party shall seek to resolve such dispute through negotiations and, if such dispute is not resolved within twenty (20) days, the Indemnified Party may pursue whatever legal remedies may be available for the recovery of the Losses claimed from the Corporation. If the Corporation fails to pay all or any part of any indemnification obligation on or before the later to occur of (y) thirty (30) days after the last day of the applicable Response Period, and (z) if the Claims Notice relates to Losses that have not been liquidated as of the date of the Claims Notice, the date on which all or any part of such Losses shall have become liquidated and determined, then the Corporation shall also be obligated to pay to the Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the rate of interest from time to time announced by Citibank, N.A. as its base rate in New York City in effect from time to time during which the obligation remains unpaid. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of three hundred sixty-five (365) days and the actual number of days elapsed.

                  SECTION 13. Appointment of Representative.

                  (a) Each of the BG Media Related Investors hereby irrevocably constitutes and appoints BG Media as its representative (the "Representative") and its lawful agent and attorney-in-fact for the purpose of performing and consummating the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Amended Certificate of Designation, the Warrants or any other agreement, document or instrument entered into in connection herewith or therewith (the "Transaction Documents") and the taking of any and all actions and the making of any and all decisions hereunder and thereunder. The appointment of BG Media as the Representative is coupled with an interest and all authority hereby conferred shall be irrevocable and shall not be terminated by any or all of the BG Media Related Investors without the consent of the Representative, which consent may be withheld for any reason, and the Representative is hereby authorized and directed to perform and consummate all of the transactions contemplated by the Transaction Documents. The Corporation shall be entitled to rely on the provisions of this Section 13 in dealing with the BG Media Investors. Notwithstanding anything to the contrary contained herein, the BG Media Related Investors shall retain the right to sell, transfer or otherwise dispose of any Shares which have been registered under the Securities Act or which are freely transferable under Rule 144 of the Securities Act. Not by way of limiting the authority of the Representative, each and all of the BG Media Related Investors, for themselves and their respective heirs, executors, administrators, successors and assign, hereby authorize the Representative to:

                  (i)  waive  any  provision  of  the   Transaction   Documents,
including conditions to the Initial Closing and the Subsequent Closing, which the Representative deems necessary or desirable;

                  (ii) execute and deliver on their behalf any and all of the Transaction Documents;

                  (iii) make and receive notices and other communications pursuant to the Transaction Documents and service of process in any legal action or other proceeding arising out of or related to the Transaction Documents or any of the transactions hereunder or thereunder;

                  (iv) settle any dispute, claim, action, suit or proceeding arising out of or related to the Transaction Documents or any of the transactions hereunder or thereunder;

                  (v) enter into or consent to any modification, amendment or termination of any Transaction Document;

                  (vi)  take  any  action  under  the   Transaction   Documents,
including, without limitation, exercise of the Warrants or conversion of any shares of Series A Preferred Stock;

                  (vii) appoint or provide for a successor Representative;

                  (viii) pay expenses incurred or which may be incurred by or on behalf of the BG Media Related Investors in connection with the Transaction Documents; and

                  (ix) take any other action necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing.

                  (b) Any claim, action, suit or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to the BG Media Related Investors under this Agreement may be asserted, brought, prosecuted or maintained only by the Representative.

                  (c) The Representative shall not be liable to any BG Media Related Investor for any acts or omissions of the Representative in connection with its duties and obligations hereunder, except in the case of the Representative's gross negligence or willful misconduct. The BG Media Related Investors, jointly and severally, agree to indemnify and hold the Representative harmless as to any liability incurred by it to any person by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse the Representative for all of its costs and expenses, including, among other things, reasonable attorneys' fees and costs, incurred by reason of any matter as to which an indemnity is paid under this Section 13; provided, however, that no indemnity need be paid in the case of the Representative's gross negligence or willful misconduct.

                  (d) The Representative is authorized and empowered to construe the Transaction Documents and its reasonable construction made in good faith shall be conclusive and binding upon the BG Media Related Investors and upon all parties thereto. The Representative shall always be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, fax, telegram, telex, guarantee, affidavit or other paper or document or signature believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same. The Representative shall not be liable for any error of judgment or for any act done or omitted, or for any mistake of fact or law or for anything which it may do or refrain from doing in good faith, nor shall the Representative have any accountability hereunder, except for actual losses, if any, suffered by the BG Media Related Investors that are proximately caused by the Representative's own gross negligence or willful misconduct. The Representative may consult with legal counsel and any action under this Agreement taken or suffered in good faith by the Representative in accordance with the opinion of such counsel shall be conclusive upon the parties hereto and the Representative shall be fully protected and be subject to no liability with respect thereto. NOTWITHSTANDING ANY PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE REPRESENTATIVE BE LIABLE FOR SPECIAL, INDIRECT, OR CONSEQUENTIAL, LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS) EVEN IF THE REPRESENTATIVE HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. This section shall survive the termination of this Agreement.

                  (e) The Representative shall have the right to resign at any time by giving not less than 10 days' advance written notice to each of the BG Media Related Investors.

                  SECTION 14. Successors and Assigns; Parties in Interest. This Agreement shall bind and inure to the benefit of (a) the Corporation, the Investors and each other Person who shall become a registered holder of any Series A Preferred Shares or Reserved Shares and (b) the respective successors and assigns of the Corporation, the Investors and each such other Person. The rights of the Investors in this Agreement are assignable to any registered holder of the Series A Preferred Stock or the Reserved Shares. The Corporation shall not assign any of its rights or obligations hereunder without the written consent of a majority in interest of all the Investors.

                  SECTION 15. Entire Agreement. This Agreement, the Registration Rights Agreement, the Certificate of Designation (as amended from time to time including by the Amendment) and the other writings referred to herein and therein or delivered pursuant hereto or thereto which form a part hereof (including the Schedules and Exhibits hereto) contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangement or understanding with respect thereto.

                  SECTION 16. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, transmitted by telecopier (with confirmation of transmission having been received) or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

                        If to the Corporation, to:

                        NetVoice Technologies Corporation
                        13747 Montfort Drive, Suite 250
                        Dallas, Texas 75240
                        Telecopy: (972) 788-2995
                        Attention:  Jeff Rothell, President and
                                    Nabil Lopez, Vice President
                        with a copy to:

                        Locke Liddell & Sapp LLP
                        2200 Ross Avenue, Suite 2200
                        Dallas, Texas 75201
                        Telecopy: (214) 740-8800
                        Attention: Jack E. Jacobsen

                        If to NV Investments:

                        NV Investments, L.P.
                        1601 Elm Street
                        4000 Thanksgiving Tower
                        Dallas, Texas 75201
                        Telecopy:  (214) 720-1662
                        Attention:  President

                        If to the BG Media Investors:

                        BG Media Intermediate Fund L.P.
                        399 Park Avenue, 19th Floor
                        New York, New York 10022
                        Attention:  Spencer Grimes
                        Telecopy:  (212) 207-4605

                        with a copy to:

                        Dechert
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Attention:  Bruce J. Lieber
                        Telecopy:  (212) 698-3599

                        If to Paribas:

                        Paribas North America, Inc.
                        787 Seventh Avenue
                        New York, New York 10019
                        Telecopy: (212) 841-2369
                        Attention: Gardner Horan

                        with a copy to:

                        White & Case
                        1155 Avenue of the Americas
                        New York, New York 10036
                        Telecopy: (212) 354-8113
                        Attention: John M. Reiss

If to any other Investors, to the address set forth after such Investor's name on Schedule 1 hereto.

All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, or confirmed transmittal by telecopy, on the date of such delivery or transmittal by telecopy and (b) in the case of mailing, on the third day after the posting thereof.

                  SECTION 17. Remedies. Each holder of Series A Preferred Shares and Reserved Shares shall have all rights and remedies set forth in this Agreement, the Articles of Incorporation and the Amended Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  SECTION 18. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of all of the parties.

                  SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  SECTION 21. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                  SECTION 22. Governing Law. The corporate law of the State of Nevada shall govern all issues and questions concerning the relative rights and obligations of the Corporation and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws.

                  SECTION 23. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 24. Jurisdiction. The parties hereto agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement (including any exhibits hereto) shall be brought in any federal or state court located in the State of New York. The parties hereto, by the execution and delivery of this Agreement, irrevocably waive any objection or defense to the institution of any action in New York based on improper venue, the convenience of the forum or the jurisdiction of such courts, or from the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to the service of process by certified mail at the address set forth in Section 16 hereof.

                  SECTION 25. Waiver of Trial by Jury. Each party to this Agreement waives all right to trial by jury of all claims, defenses, counterclaims and suits of any kind directly or indirectly arising from or relating to this Agreement, the Registration Rights Agreement and the transactions contemplated hereby or thereby. Each party hereto agrees that all such claims, defenses, counterclaims and suits shall be tried before a judge of competent jurisdiction, without a jury.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf.

                                 NETVOICE TECHNOLOGIES CORPORATION


                                 By:  /s/ Jeff Rothell
                                      -----------------------------------------
                                      Name: Jeff Rothell
                                      Title:


                                 BG MEDIA INTERMEDIATE FUND L.P.*
                                 By:  BG MEDIA INTERMEDIATE INVESTORS L.L.C.,
                                        its General Partner


                                 By:  /s/ J. William Grimes
                                      -----------------------------------------
                                        J. William Grimes
                                        Member


                                 NV INVESTMENTS, L.P.
                                 By:    NV GP, L.L.C., its General Partner


                                 By:  /s/ Thomas J. Fowler
                                      -----------------------------------------
                                       Thomas J. Fowler
                                       Manager


                                 PARIBAS NORTH AMERICA, INC.


                                 By:   /s/ Donna M. Kiernan
                                      -----------------------------------------
                                       Name:  Donna M. Kiernan
                                       Title: Chief Financial Officer


--------------------
* On behalf of itself and as the Representative of John Backe, J. William Grimes, Mike Walchonski, Karen Collins, Michael Weiskopf, Spencer Grimes, Roberta Zipper, Adam Zipper, Al Siegel, William Lilley, Russ Barry, Foster Devereux, Kevin McGrath, Bruce J. Lieber, R. Coran Capshaw, Ryan Magrab, Mike Crothers, Paul Yeoham, Dan Patterson and Roger Mulvihill

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT]




----------------------------------
Loren Stone


----------------------------------
Ken Barrett


----------------------------------
Bill Crothers



Laguna Frisco, Inc.



By:
    ------------------------------
    Mike Bailey, President



----------------------------------
Joel Wishnick



----------------------------------
Carlos Hamilton



----------------------------------
Suhair Bokobza



----------------------------------
Don A. Preston

                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT]




----------------------------------
Watts Family Trust



----------------------------------
Johnny Berry



----------------------------------
Dennis Kutscherousky



----------------------------------
Charles Benaiah



----------------------------------
Stacey E. Glassman

                                   SCHEDULE I

            Names and Addresses of Initial BG Media Related Investors



John Backe                                  65 Govenors Lane, Princeton, NJ 08580
J. William Grimes                           BG Media Investors L.P., 399 Park Avenue, New York, NY 10021
Mike Walchonski                             BG Media Investors L.P., 399 Park Avenue, New York, NY 10021
Karen Collins                               BG Media Investors L.P., 399 Park Avenue, New York, NY 10021
Michael Weiskopf                            250 West 57th Street, Apt. 420, New York, NY 10107
Spencer Grimes                              6819 Jarmans Gap Road, Crozet, VA 22932
Roberta Zipper                              48 Clover Lane, Roslyn Heights, NY 11577
Adam Zipper                                 Salomon Smith Barney, 767 Fifth Avenue, 7th Floor, New York, NY 10153
Al Siegel                                   271-7U Grand Central Parkway, Floral Park, NY 11005
William Lilley                              iMapdata, 1615 L Street NW, Suite 540, Washington, DC 20036
Russ Barry                                  16650 Ashley Oaks, Encino, CA 91436
Foster Devereux                             234 Union Street, North Adams, MA 01247
Kevin McGrath                               Graubard Mollen and Miller, 600 Third Avenue, New York, NY 10016-2097
Bruce J. Lieber                             c/o Dechert, 30 Rockefeller Plaza, New York, NY 10112
R. Coran Capshaw                            P.O. Box 1911, Charlottesville, VA 22903
Ryan Magrab                                 1101 Alvord Court, McLean, VA 22102
Mike Crothers                               c/o Best, Patteson & Crothers, Ltd., 2200 Ross Avenue, Suite 3838,
                                            Dallas, TX 75201
Dan Patterson                               c/o Best, Patteson & Crothers, Ltd., 2200 Ross Avenue, Suite 3838,
                                            Dallas, TX 75201
Paul Yeoham                                 c/o Best, Patteson & Crothers, Ltd., 2200 Ross Avenue, Suite 3838,
                                            Dallas, TX 75201
Roger Mulvihill                             c/o Dechert, 30 Rockefeller Plaza, New York, NY 10112


          Names and Addresses of Subsequent BG Media Related Investors



Loren Stone                                 5001 LBJ Frwy, Dallas, TX 75244
Ken Barrett                                 P.O. Box 2620, Whitney, TX 76692
Bill Crothers                               5065 Westheimer, Suite 900E, Houston, TX 77056
Laguna Frisco, Inc.                         1900 Preston Rd., Suite 267, PMB 316, Plano, TX 75093
Joel Wishnick                               14580 E. Beltwood Pkwy, Suite 108, Dallas, TX 75244
Carlos Hamilton*                            6127 Olympia, Houston, TX 77057
Suhair Bokobza*                             5744 Goliad Ave., Dallas, TX 75206
Don A. Preston*                             2729 Ponderosa Pine, Flower Mound, TX 75028
Watts Family Trust                          810 Parkdale Dr., Southlake, TX 76092
Johnny Berry                                13747 Montfort Drive, Suite 200, Dallas, TX 77056
Dennis Kutscherousky*                       4116 Country Brook Rd., Dallas, TX 75287
Charles Benaiah*                            300 East 59th Street, New York, NY 10022
Stacey E. Glassman*                         177 East 77th Street, Apt. 3D, New York, NY 10021
Bill Hieatt*                                13747 Montfort Drive, Suite 200, Dallas, TX 77056



--------------------
*    Non-Accredited Investor

                                   SCHEDULE 2

                        Names of Investors/Purchase Price


                                       Number of Shares   Number of  Number of
                                         of Series A      EBITDA       NASDAQ
   Investors         Consideration     Preferred Stock    Warrants   Warrants
   ---------         -------------     -----------------  --------   ---------

 BG Media            $ 7,000,000.00    2,153,846          172,564(1)  146,015(2)
 NV Investments        3,000,000.00      923,077           66,667      56,410
 Paribas               2,000,000.00      615,385           44,444      37,607
 John Backe              100,000.00       30,770             --          --
 J. William  Grimes       50,001.25       15,385             --          --
 Mike Walchonski           3,250.00        1,000             --          --
 Karen Collins            19,500.00        6,000             --          --
 Michael Weiskopf         65,000.00       20,000             --          --
 Spencer Grimes           65,000.00       20,000             --          --
 Roberta Zipper           60,125.00       18,500             --          --
 Adam Zipper              35,750.00       11,000             --          --
 Al Siegel                 3,250.00        1,000             --          --
 William Lilley           25,000.00        7,692             --          --
 Russ Barry               32,500.00       10,000             --          --
 Foster Devereux          50,000.00       15,385             --          --
 Kevin McGrath            50,000.00       15,385             --          --
 Bruce J. Lieber           8,125.00        2,500             --          --
 R. Coran Capshaw         65,000.00       20,000             --          --
 Ryan Magrab              50,000.00       15,385             --          --
 Mike Crothers              (3)          102,462           None         None
 Dan Patterson              (3)          102,462           None         None
 Paul Yeoham                (3)          102,462           None         None


-----------------------


(1)  Includes  a  proportionate  number  of  EBITDA  Warrants  for each BG Media
     Related Investor, other than those Investors for whom "None" is set forth opposite their names on this table.

(2)  Includes  a  proportionate  number  of  NASDAQ  Warrants  for each BG Media
     Related Investor, other than those Investors for whom "None" is set forth opposite their names on this table.

(3) Shares received are in consideration of advisory services rendered or to be rendered to the Corporation.





                                       Number of Shares   Number of  Number of
                                         of Series A      EBITDA       NASDAQ
   Investors         Consideration     Preferred Stock    Warrants   Warrants
   ---------         -------------     -----------------  --------   ---------

 Roger Mulvihill       $   8,125.00        2,500             --          --
 Loren Stone             100,002.50       30,770           None         None
 Ken Barrett             100,002.50       30,770           None         None
 Bill Crothers            20,000.50        6,154           None         None
 Laguna Frisco, Inc.      19,500.00        6,000           None         None
 Joel Wishnick            65,000.00       20,000           None         None
 Carlos Hamilton          24,999.00        7,692           None         None
 Suhair Bokobza            4,998.50        1,538           None         None
 Don A. Preston           13,000.00        4,000           None         None
 Watts Family Trust        9,750.00        3,000           None         None
 Johnny Berry             84,500.00       26,000           None         None
 Dennis Kutscherousky     19,500.00        6,000           None         None
 Charles Benaiah          48,750.00       15,000             --          --
 Stacey E. Glassman       26,000.00        8,000             --          --
 Bill Hieatt              69,998.50       21,538           None         None
                     --------------   ----------           ----         ----
                     $13,296,627.75    4,398,658        283,675       240,032



                                    EXHIBIT A

                           Certificate of Designation

                                    EXHIBIT B

                             Form of EBITDA Warrant

                                    EXHIBIT C

                             Form of NASDAQ Warrant

                                    EXHIBIT D

                      Form of Registration Rights Agreement

                                    EXHIBIT E

                 Form of Opinion of Counsel for the Corporation